                                                                    EXHIBIT 10.1


                               CREDIT AGREEMENT

                                     among

                               NATIONSBANK, N.A.

                            as Administrative Agent

                           SUNTRUST BANK, TAMPA BAY

                            as Documentation Agent

                             LASALLE NATIONAL BANK

                                  As Co-Agent

                                      and

                               NATIONSBANK, N.A.

                                      and

                     THE OTHER LENDERS LISTED ON EXHIBIT 3

                                  as Lenders

                                      and

                       DAVEL COMMUNICATIONS GROUP, INC.

                                  as Borrower



                          Effective February 3, 1998

                          CREDIT FACILITIES AGREEMENT


In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, DAVEL COMMUNICATIONS GROUP, INC. (Borrower), NationsBank, N.A. (NationsBank), as Administrative Agent and a Lender, as defined herein, SUNTRUST BANK, TAMPA BAY (SunTrust), as Documentation Agent and a Lender, as defined herein, LaSalle National Bank (LaSalle), as Co-Agent and a Lender, as defined herein, and NationsBank, SunTrust, LaSalle and the other Lenders, as defined herein, agree as follows:

1.  Effective Date.  This Agreement is effective February 3, 1998.

2.  Definitions and Rules of Construction.

     2.1. Listed Definitions. Capitalized words defined in the Glossary attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

     2.2. Other Definitions. If a capitalized word in this Agreement is not defined in the Glossary, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

     2.3. References to Covered Person. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its now existing or later acquired, created or organized Subsidiaries, separately. The words Covered Persons refers to Borrower and its now existing or later acquired, created or organized Subsidiaries collectively.

     2.4. References to Lenders. Until Persons in addition to NationsBank, SunTrust and LaSalle become parties to this Agreement as Lenders as provided herein, all references herein to Lenders shall be construed as references to NationsBank, SunTrust and LaSalle, anything herein to the contrary notwithstanding.

     2.5. References to Required Lenders. The words Required Lenders means any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 66-2/3%.

     2.6. Accounting Terms; Financial Measurements, Requirements and Limitations. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial, expenditure and other such measurements, requirements and limitations expressed or contemplated herein (including all those in Section 17) by reference to Borrower alone shall be determined and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries (including, for the fiscal periods of Davel and its Subsidiaries beginning on or after January 1, 1997, CCI and its Subsidiaries with respect to their currently operating businesses) on a consolidated and consolidating basis in accordance with GAAP unless expressly provided otherwise herein.

     2.7. Meaning of Satisfactory. Whenever herein a document or matter is required to be satisfactory to Administrative Agent or Documentation Agent, or satisfactory to Agent and Documentation Agent, or satisfactory to Lenders, or satisfactory to Required Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent and/or Documentation Agent, or Lenders or Required Lenders (in each case as applicable) in both form and substance and unless expressly stated otherwise Administrative Agent and/or Documentation Agent, Lenders or Required Lenders (as applicable) shall have the absolute discretion to determine whether the document or matter is satisfactory.

     2.8. Computation of Time Periods. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified, and periods counted as a number of months or years from a particular date shall be measured to the numerically corresponding date of each following month or year, as applicable.

     2.9. General. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else;
     (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. Lenders' Commitments. Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties, Lenders make the following commitments to Borrower:

     3.1. Revolving Loan Commitments.

          3.1.1. Aggregate Amount. Subject to the limitations in Section 3.1.2 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Maturity Date, such Lender's pro rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment that is initially $15,000,000, but which may decrease from time to time as provided herein, by funding such Lender's pro rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein. Subject to the limitations in Section

          3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be reborrowed as Revolving Loan Advances. Each Lender's Revolving Loan Commitment is its pro rata share of the Aggregate Revolving Loan Commitment. Upon any reduction of the Aggregate Revolving Loan Commitment as provided herein, each Lender's Revolving Loan Commitment will automatically reduce by such Lender's pro rata share of the reduction of the Aggregate Revolving Loan Commitment.

          3.1.2. Limitation on Revolving Loan Advances. No Revolving Loan Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount and no Revolving Loan Advance will be made on or after the Maturity Date. Lenders may, however, in their absolute discretion make such Revolving Loan Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Loan Advances thereafter. At any time that there is an Existing Default, the Aggregate Revolving Loan Commitment may be canceled as provided in Section 18.3. The Maximum Available Amount on any date shall be a Dollar amount equal to (i) the lesser of the amount of the Aggregate Revolving Loan Commitment and the Borrowing Base on such date, minus (ii) the Letter of Credit Exposure on such date (except to the extent that such Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit). The Borrowing Base on any date shall be 80% of the total outstanding principal balance of all Eligible Accounts as of the close of business on such date or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 15.14.1, whichever is less. Eligible Accounts include all Accounts of all Covered Persons other than the following, unless approved in writing by Administrative Agent in each case: (i) any Account with respect to which Administrative Agent does not have a valid and enforceable, first priority, perfected Security Interest for the benefit of Lenders; (ii) any Account, other than a Dial-Around Account, which remains unpaid as of 90 days after the date when the associated revenues are accrued, and any Dial-Around Account which remains unpaid as of 180 days after the date when the associated revenues are accrued; (iii) any Account of a single Account Debtor, excluding Dial-Around Accounts, if 25% or more of the balances due on all Accounts of such Account Debtor are ineligible under clause (i) or (ii); (iv) any Account with respect to which the Account Debtor is an Affiliate or employee of any Covered Person; (v) any Account as to which the perfection of Administrative Agent's Security Interest must be effected pursuant to federal, state or local statutory requirements other than those of the UCC or the Claims Act; (vi) any Account with respect to which the Account Debtor is the United States of America or any state or any department, agency, public corporation or other instrumentality thereof, unless filings and acknowledgements in accordance with the Claims Act and any other steps necessary to perfect Administrative Agent's Security Interest have been complied with by Borrower to Administrative Agent's reasonable satisfaction; (vii) any Account with respect to which the Account Debtor does not maintain its chief executive office within the United States and any Account with respect to which the Account Debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof, unless either (a) the creditor with respect to such Account and Administrative Agent are beneficiaries of a letter of credit in the amount of such Account that secures such Account Debtor's payment on such Account, is satisfactory to Administrative Agent and has been issued by a bank satisfactory to Administrative Agent and, if so required by Administrative Agent, confirmed by a bank satisfactory to Administrative Agent, or (b) payment of such Account is bonded or insured to the satisfaction of Administrative Agent;
          (viii) any Account with respect to which the Account Debtor is located in any state denying creditors access to its courts without qualifying to do business in such state or filing a notice in whatever form or substance, unless the applicable Covered Person has so qualified or filed; (ix) any Account with respect to goods or services whose delivery or performance has been rejected by the Account Debtor or whose earlier acceptance has been revoked; (x) any Account, other than a Dial-Around Account or an Operator Service Account, for which an invoice or statement has not been sent to the Account Debtor; all Operator Service Accounts for which a load tape breakdown has not been received; and any Dial-Around Account for which an invoice or statement has not been sent to the Account Debtor within 120 days after performance of the services giving rise to the Account, (xi) any Account owing by an Account Debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern;
          (xii) any Account owing by an Account Debtor that has disputed liability (other than with respect to any Dial-Around Accounts) or made any claim with respect to any other Account due from such Account Debtor, or that has any right of set-off against such Account, or to which the applicable Covered Person is indebted in any way; (xiii) any Account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount; (xiv) any Account owing by an Account Debtor whose Indebtedness to one or more Covered Persons exceeds a credit limit reasonably satisfactory to Administrative Agent, to the extent of such excess; (xv) any Account of an Account Debtor with respect to particular goods still in the possession of the creditor on the Account or included in Inventory of such creditor and against which the Account Debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Security Interest; (xvi) any Account, other than Dial-Around Accounts, as to which Administrative Agent does not have the right or ability to obtain direct payment to Administrative Agent; (xvii) any Account with respect to which any of the covenants and agreements contained in any of the Loan Documents or any of the Representations and Warranties are not or have ceased to be complete and correct or have been breached; (xviii) any Account with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; (xix) any Account which represents a progress billing or as to which the applicable Covered Person has extended the time for payment without the consent of Administrative Agent (for purposes hereof, progress billing being any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Covered Person's completion of any further performance under the contract or agreement); (xx) any Account which is evidenced by a promissory note or by chattel paper or which has been reduced to judgment; and (xxi) any Account which arises out of a sale not made in the ordinary course of the applicable Covered Person's business.

          3.1.3. Revolving Notes. The obligation of Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such

          Lender in a maximum principal amount equal to the amount of its Revolving Loan Commitment and otherwise in the form attached hereto as
          Exhibit 3.1.3.

     3.2. Term Loan Commitments.

          3.2.1. Aggregate Term Loan. Each Lender commits to make available to Borrower such Lender's pro rata share (as listed on Exhibit 3 hereto) of an Aggregate Term Loan Commitment of $110,000,000 by funding such Lender's pro rata share of one Term Loan Advance by Administrative Agent as provided herein. Each Lender's Term Loan Commitment is its pro rata share of the Aggregate Term Loan Commitment. Payments and prepayments that are applied to reduce the Aggregate Term Loan may not be re-borrowed. No Term Loan Advance will be made more than 90 days after the Effective Date.

          3.2.2. Term Loan Notes. The obligation of Borrower to repay each Lender's Term Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to its pro rata share of the Aggregate Term Loan Commitment and otherwise in the form attached hereto as Exhibit 3.2.2.

     3.3. Letter of Credit Commitment. Administrative Agent commits to issue standby letters of credit for the account of Borrower, or the joint account of Borrower and any Domestic Subsidiary, from time to time from the Effective Date to the Maturity Date, but only in connection with transactions satisfactory to Administrative Agent and only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of
     (i) $5,000,000 and (ii) any excess of the Maximum Available Amount over the Aggregate Revolving Loan. The expiration date of any Letter of Credit will be a Business Day that is not more than one year after its issuance date and is not later than the Maturity Date; provided, however, that the expiration date for a Letter of Credit may be later than the Maturity Date if Letter of Credit Issuer consents to such issuance and Borrower provides to Letter of Credit Issuer cash collateral satisfactory to Letter of Credit Issuer and Required Lenders as security for Borrower's obligation to reimburse Letter of Credit Issuer for all draws thereunder, and provided that Letters of Credit may provide for automatic renewal for additional one year terms not to extend beyond the Maturity Date if Letter of Credit Issuer has the right thereunder to terminate such Letters of Credit 60 days before the Maturity Date. Immediately upon the issuance by Letter of Credit Issuer of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a pro rata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's pro rata undivided interest in each Letter of Credit shall be the same as its pro rata share of the Aggregate Revolving Loan Commitment.

4.  Interest.

     4.1. Interest on Draws on Letters of Credit. The unreimbursed amount of each draw on a Letter of Credit shall bear interest at the Adjusted Alternate Base Rate.

     4.2. Interest on Aggregate Loans. Borrower may, as provided in Section 8, designate the whole of an Advance or any part of an Advance to be either an Alternate Base Rate Advance or a Eurodollar Advance. Each Alternate Base Rate Advance when made will be an Alternate

     Base Rate Loan, which shall bear interest at the Adjusted Alternate Base Rate. Each Eurodollar Advance when made will be a Eurodollar Loan, which shall bear interest at the Adjusted Eurodollar Rate. Borrower may also, as provided herein, convert some or all of any Alternate Base Rate Loan into a Eurodollar Loan and some or all of a Eurodollar Loan into an Alternate Base Rate Loan. For each Eurodollar Loan, Borrower shall select an Interest Period as provided in Section 4.4. A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower. The Adjusted Alternate Base Rate for any Alternate Base Rate Loan is the Alternate Base Rate plus the applicable Alternate Base Rate Increment determined from the table of rate and fee increments as provided in Section 6. The Alternate Base Rate, for any day, is the rate per annum equal to the higher of (a) the Federal Funds Rate (as such rate may fluctuate from time to time as provided herein) for such day plus 0.50% and (b) the Prime Rate (as such rate may fluctuate from time to time as provided herein) for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan is the Eurodollar Rate plus the applicable Eurodollar Increment determined from the table of rate and fee increments as Section 6. The Eurodollar Rate for each Eurodollar Loan shall be determined by Administrative Agent before the beginning of the applicable Interest Period as provided herein and shall apply throughout such Interest Period.

     4.3. Continuation or Conversion of Loans. Borrower may (i) at any time convert some or all of an Alternate Base Rate Loan to a Eurodollar Loan, or
     (ii) at the end of any Interest Period of a Eurodollar Loan, continue the Loan as a Eurodollar Loan for an additional Interest Period or convert some or all of such Eurodollar Loan to an Alternate Base Rate Loan; provided however, that if there is an Existing Default, Borrower may not convert an Alternate Base Rate Loan to a Eurodollar Loan or continue a Eurodollar Loan for an additional Interest Period. To cause any conversion or continuation, Borrower shall give Administrative Agent, prior to 11:00 a.m. Central Time two Business Days prior to the date the conversion or continuation is to be effective, a written request (which may be mailed, personally delivered or telecopied as provided in Section 22.1) (i) specifying whether a conversion or continuation is requested, (ii) in the case of a conversion, specifying the amount to be converted and whether it is to be a Eurodollar Loan or an Alternate Base Rate Loan upon the conversion, and (iii) in the case of any conversion to or continuation of a Eurodollar Loan, specifying the Interest Period therefor. If such notice is not given by 11:00 a.m. Central Time on the second Business Day preceding the last day of the Interest Period of a Eurodollar Loan, then Borrower shall be deemed to have timely given a notice to Administrative Agent requesting to convert all of such Eurodollar Loan to an Alternate Base Rate Loan. In the case of a Eurodollar Loan, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period.

     4.4. Interest Periods for Eurodollar Loans. For each Eurodollar Loan Borrower shall select an Interest Period that is either one, two, three, or six months; provided that:

          (i) every such Interest Period for a Eurodollar Advance shall commence on the date of the Advance;

          (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding

          Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iv) no Interest Period for a Eurodollar Loan that is part of the Aggregate Revolving Loan shall extend beyond the Maturity Date, and no Interest Period for a Eurodollar Loan that is part of the Aggregate Term Loan shall extend beyond the Maturity Date; and

          (v) no Interest Period for a Eurodollar Loan that is part of the Aggregate Term Loan may extend beyond a date on which Borrower is required to make a scheduled principal payment on the Aggregate Term Loan unless the Aggregate Term Loan includes Eurodollar Loans that have Interest Periods expiring on or before such date and Alternate Base Rate Loans that together equal or exceed the amount of the scheduled principal payment.

     4.5. Time of Accrual. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.6. Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days (30 days to each month). Interest rates that are based on the Prime Rate or the Federal Funds Rate shall change simultaneously with any change in the such rates and shall be effective for the entire day on which such change becomes effective. The Prime Rate and the Federal Funds Rate will be determined by Administrative Agent on the Effective Date and on each Business Day thereafter when either the Prime Rate or Federal Funds Rate changes.

     4.7. Rate After Maturity. Borrower shall pay interest on the Aggregate Loans and any Obligations with respect to Letters of Credit after their Maturity, and (at the option of Required Lenders and after notice to Borrower) on the Aggregate Loans and the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2% plus the rate that would otherwise apply.

5.  Fees.

     5.1. Commitment Fee. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Commitment Fee calculated by applying the daily equivalent of the Commitment Fee Rate to the sum of the Unused Revolving Loan Commitment on each day during the period from the Effective Date to the Maturity Date. The Unused Revolving Loan Commitment on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and (ii) the sum of (a) the Aggregate Revolving Loan and (b) the face amount of all outstanding Letters of Credit. The Commitment Fee Rate in effect from time to time shall be as determined by Administrative Agent from the table of rate and fees increments in Section 6 and shall be payable quarterly in arrears commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Maturity Date.

     5.2. Letter of Credit Fees. Borrower shall pay to Administrative Agent, for the account of Lenders ratably according the amounts of the their Revolving Loan Commitments, a non-refundable recurring Letter of Credit Fee for each Letter of Credit issued by Letter of Credit Issuer. The Letter of Credit Fee for any Letter of Credit shall be an amount determined by applying the then applicable Eurodollar Increment to the aggregate undrawn amount of such Letter of Credit. The Letter of Credit Fee for each Letter of Credit shall be payable in advance on the date of its issuance and quarterly thereafter on the first day of each calendar quarter while such Letter of Credit is outstanding. Borrower shall also pay to Letter of Credit Issuer, for its own account, a one-time Up-Front Letter of Credit Fee for each Letter of Credit equal to 0.25% per annum of the face amount of such Letter of Credit. The Up-Front Letter of Credit Fee for each Letter of Credit shall be paid at the time of its issuance and again upon each renewal or extension. Borrower shall further pay to Letter of Credit Issuer, for its own account, the Letter of Credit Issuer's other customary fees for issuance, amendment or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under a Letter of Credit.

     5.3. Calculation of Fees. All of the foregoing fees and all other fees payable to Administrative Agent or any Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

6. Table of Rate and Fee Increments. The applicable Eurodollar Increment, Alternate Base Rate Increment and Commitment Fee Rate shall depend upon the ratio of Borrower's Total Funded Debt as of the end of each fiscal quarter of Borrower to EBITDA for the four quarters then ended and shall be determined by Administrative Agent from the following table:


--------------------------------------------------------------------------------
If the ratio of        The Eurodollar   The Alternate Base    The Commitment Fee
Borrower's Total       Increment is:    Rate Increment is:    Rate is:
Funded Debt to
EBITDA is:
--------------------------------------------------------------------------------
(greater than
or equal to)    3.50   2.750%           1.250%                0.500%
--------------------------------------------------------------------------------
(greater than or
equal to)       2.50
and (less than) 3.50   2.250%           0.750%                0.500%

--------------------------------------------------------------------------------
(greater than or
equal to)       1.50
and (less than) 2.50   1.750%           0.250%                0.375%
--------------------------------------------------------------------------------
(less than)     1.50   1.250%           0.000%                0.250%
--------------------------------------------------------------------------------

The foregoing notwithstanding, during any fiscal quarter ended on or before September 30, 1998, and until different Increments are determined by Administrative Agent as provided herein, the Eurodollar Increment will be 2.750%, the Alternate Base Rate Increment will be 1.250% and the Commitment Fee Rate will be 0.500%. Commencing September 30, 1998, the applicable Eurodollar Increment, Alternate Base Rate Increment, and Commitment Fee shall be determined by Administrative Agent based upon the foregoing table promptly after each delivery of Borrower's Financial Statements and Compliance Certificate as required in Section 15.12.2 and will become applicable on the first day following the day when Borrower delivers such Financial Statements and Compliance Certificate to Administrative Agent. If Borrower does not deliver its quarterly or year end Financial Statements to Administrative Agent within the period required by Section 15.12.2, the highest possible Alternate Base Rate Increment and Eurodollar Increment shall become applicable as of the first day after such period and shall remain applicable until Borrower delivers such Financial Statements to Administrative Agent. The foregoing notwithstanding, as to any Eurodollar Loan outstanding when the applicable Eurodollar Increment is determined by Administrative Agent to have changed, the Eurodollar

Increment applicable to such Eurodollar Loan shall not change unless and until such Eurodollar Loan is renewed in whole or in part as a Eurodollar Loan as provided in Section 4.3.

7. Payments.

     7.1. Scheduled Payments on Aggregate Loans.

          7.1.1. Interest. Borrower shall pay interest accrued on each Alternate Base Rate Loan included in the Aggregate Revolving Loan or Aggregate Term Loan quarterly in arrears beginning on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter, and on the Maturity Date. Borrower shall pay interest accrued on each Eurodollar Loan included in the Aggregate Revolving Loan at the end of its Interest Period and, in addition, for each such Eurodollar Loan with an Interest Period longer than three months, Borrower shall pay interest accrued thereon on each day that would have been the end of an Interest Period with respect to such Eurodollar Loan had successive Interest Periods of three months' duration been applicable to such Eurodollar Loan. Borrower shall pay interest accrued on each Revolving Loan after the Maturity Date on demand.

          7.1.2. Principal of Aggregate Revolving Loan. Borrower shall repay the entire amount of the Aggregate Revolving Loan then outstanding on the sixth anniversary of the Effective Date.

          7.1.3. Principal of Aggregate Term Loan. Borrower shall repay the Aggregate Term Loan in quarterly installments as prescribed in the following table, and a final installment on the sixth anniversary of the Effective Date in the amount of the Aggregate Term Loan then outstanding:

          -----------------------------------------------------------------------------
          On the last day of each calendar quarter ended in:        Borrower shall pay:
          -----------------------------------------------------------------------------
          the seven months ending December 31, 1998                          $3,333,333
          -----------------------------------------------------------------------------
          the year ending December 31, 1999                                  $5,000,000
          -----------------------------------------------------------------------------
          the year ending December 31, 2000                                  $5,000,000
          -----------------------------------------------------------------------------
          the year ending December 31, 2001                                  $5,000,000
          -----------------------------------------------------------------------------
          the year ending December 31, 2002                                  $5,000,000
          -----------------------------------------------------------------------------
          the year ending December 31, 2003                                  $5,000,000
          -----------------------------------------------------------------------------

     7.2. Prepayments.

          7.2.1. Voluntary Prepayments. Subject to the limitations in the following sentences, Borrower may at any time wholly prepay any Alternate Base Rate Loan or Eurodollar Loan that is included in the either the Aggregate Revolving Loan or the Aggregate Term Loan and may make partial prepayments thereon form time to time, without penalty or premium (except as provided in clause (iv) below), but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 22.1) of Borrower's intention to make such prepayment at least two Business Days (not later than 11:00 a.m. Central Time on the same Business Day in the case of a prepayment on an Alternate Base Rate
          Loan)
          prior to tendering such prepayment, (ii) the total amount of the prepayment is at least $1,000,000, in the case of the first prepayment, and in whole multiples of $100,000, in the case of any subsequent prepayments, (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment, and (iv) Borrower pays any amount that is due under Section 20.4 as a consequence of the prepayment.

          7.2.2.  Mandatory Prepayments.

                  7.2.2.1. Mandatory Prepayments When Over-Advances Exist. If at any time the Aggregate Revolving loan exceeds the Maximum Available Amount, whether as a result of optional Revolving Loan Advances by Lenders as contemplated by Section 3.1.2 or otherwise, Borrower shall on demand by Administrative Agent make a payment in the amount of the excess to Administrative Agent for the ratable account of Lenders on the Aggregate Revolving Loan.

                  7.2.2.2. Proceeds from Sales of Assets. If, after the Effective Date, Borrower or any Guarantor sells any of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall make a payment to Administrative Agent for the ratable account of Lenders, to be applied to reduce the Aggregate Term Loan, in the aggregate amount of the Net Proceeds from such sale. Borrower need not make such prepayment, however, (i) unless the Net Proceeds from such sale or sales exceed $500,000 in any fiscal year of Borrower, or (ii) from the Net Proceeds of any such sale of a capital asset to the extent such net proceeds are expended by Borrower or such Guarantor, as applicable, within 90 days of completion of the sale for replacement of such asset by another asset of comparable type and utility and such expenditure will not result in Borrower exceeding the limits for Capital Expenditures in Section 17.5. As used in this Section, Net Proceeds means the gross proceeds from such sale or sales less reasonable selling expenses and the increment in federal, state and local income taxes, if any, payable as a consequence of any taxable gain from such sale.

                  7.2.2.3. Proceeds from Sale of Securities. If after the Execution Date Borrower or any Guarantor issues any equity securities or debt securities, or warrants or options therefor, in each case other than any equity securities or options issued pursuant to any director or employee option plan or any other incentive or restricted stock plan, Borrower shall promptly after such sale make a payment to Administrative Agent for the ratable account of Lenders, to be applied to reduce the Aggregate Term Loan, in an aggregate amount equal to the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses, including applicable transfer taxes paid by Borrower or such Guarantor, if any; provided that Borrower or such Guarantor need not make such prepayment if such aggregate amount does not exceed $1,000,000 in any fiscal year of Borrower.

                  7.2.2.4. Insurance/Condemnation Proceeds. All Insurance/Condemnation Proceeds in excess of $500,000 in any fiscal year of Borrower that are payable with respect to a loss event or condemnation or sale in lieu thereof shall be deposited in an interest bearing account with Administrative Agent in the name of Borrower promptly upon receipt thereof by Borrower or Administrative Agent. Within 90 days after such receipt Borrower may expend, or commit to expend, some or all of the funds in such account for rebuilding, repairing or replacing the property for which such Insurance/Condemnation Proceeds were paid. All funds in such account that have not been committed to be so expended by the 90th day after receipt shall be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the Aggregate Term Loan Commitment and applied by them to reduce the Aggregate Term Loan, and all funds remaining in such account upon completion of such rebuilding, repairing or replacement shall be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the Aggregate Term Loan Commitment and applied by them to reduce the Aggregate Term Loan. The foregoing notwithstanding, Administrative Agent shall have the right to debit such account in the amount of, and apply the debit amount to pay, any of the Loan Obligations that are not paid when due as provided herein. Borrower hereby assigns and grants to Administrative Agent for the benefit of Lenders a first priority Security Interest in any such Proceeds Account as security for payment and performance of the Loan Obligations. Expenditures by Borrower for such rebuilding, repairing or replacement in excess of the sum of the Insurance/Condemnation Proceeds and any applicable insurance policy deductibles shall be deemed Capital Expenditures. Administrative Agent is hereby authorized to participate in any proceeding for the condemnation or other taking of any of Borrower's property and Borrower from time to time will deliver to Administrative Agent all instruments reasonably requested by Administrative Agent to permit such participation.

                  7.2.2.5. Excess Cash Flow. Within 120 days after the end of each fiscal year of Borrower, commencing with the first fiscal year ending after the Effective Date, Borrower shall pay to Administrative Agent for the ratable account of Lenders, to be applied to reduce the Aggregate Term Loan, an aggregate amount equal to the Excess Cash Flow Percentage of Borrower's Excess Cash Flow for such fiscal year; provided, however, that no Excess Cash Flow shall be payable after a fiscal year of Borrower if the ratio of Borrower's Total Funded Debt as of the end of such fiscal year to EBITDA for such fiscal year is not more than 2.5 to 1.0. Any such payment will be applied by Administrative Agent and Lenders to reduce the Aggregate Term Loan. The Excess Cash Flow Percentage shall be 75% for Borrower's fiscal year ended in 1998 and 50% for each fiscal year of Borrower ended after 1998. Excess Cash Flow means, for any period of calculation, Borrower's EBITDA for such period minus the sum of Fixed Charges (as defined in Section 17.1) in such period and the amount of any increase in Borrower's working capital in such period.

          Each prepayment made as required under Section 7.2.1 or Section
          7.2.2.1 will be applied by Administrative Agent and Lenders first to reduce the Alternate Base Rate Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan) until they are reduced to zero and then to reduce the Eurodollar Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan).

          Each prepayment made as required under Section 7.2.2 (other than Section 7.2.2.1 or Section 7.2.2.5), and any prepayment under Section
          7.2.2.5 with respect to Borrower's fiscal year ended in 1998, will be applied by Lenders to reduce their Term Loans in accordance with their pro rata shares of the Aggregate Term Loan Commitment and to reduce by an equivalent aggregate amount the repayment installments required under Section 7.2.2.5 in the inverse order of their due dates. Each prepayment made as required under Section 7.2.2.5, other than a prepayment with respect to Borrower's fiscal year ended in 1998, will be applied by Lenders to reduce their Term Loans in accordance with their pro rata shares of the Aggregate Term Loan Commitment and to ratably reduce by an aggregate equivalent amount all of the repayment installments required under Section 7.1.3 without regard to their due dates.

     7.3. Reimbursement Obligations of Borrower. Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand at the Letter of Credit Issuer's Lending Office all amounts required to pay all drafts drawn under Letters of Credit issued for the account of Borrower and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit, and in any event and without demand, to remit to Letter of Credit Issuer (which may be through obtaining Advances if permitted hereunder) sufficient funds to pay all debts and liabilities arising under any Letter of Credit.

     7.4. Manner of Payments and Timing of Application of Payments.

          7.4.1. Payment Requirement. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Administrative Agent for the account of Lenders as required under the Loan Documents at the Lending Office on the date when due, without deduction, set-off or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in Section 19.10 for application by them to the Loan Obligations as provided herein.

          7.4.2. Non-Conforming Payments. The Administrative Agent may deem that any payment by or on behalf of Borrower that is not made both (i) in immediately available funds, and (ii) at or prior to 11:00 a.m. (Central Time) on the date any such payment is due to be a nonconforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time that such funds become available funds. The Administrative Agent shall give prompt telephonic notice (confirmed in writing) to Borrower and each of the Lenders if any payment is nonconforming. Interest shall continue to accrue on any principal as to which a nonconforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business
          Day).

          7.4.3. Application of Payments and Proceeds. All payments received by Administrative Agent in immediately available funds at or before 11:00 a.m. (Central Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 19.10 on the same Business Day. Such payments received on a day that is not a Business Day or after 11:00 a.m.. (Central Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in
          Section 19.10 on the next Business Day. The amount so distributed to a Lender will be applied by such Lender to the relevant Loan Obligation on the Business Day when received.

     7.5. Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

     7.6. Compelled Return of Payments or Proceeds. If Administrative Agent or any Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible set-off, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application were never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, and shall indemnify Administrative Agent or such Lender for and hold Administrative Agent or such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Administrative Agent or such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Administrative Agent or such Lender shall be without prejudice to Administrative Agent's or such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations.

     7.7. Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

8.   Procedure for Obtaining Advances and Letters of Credit.

     8.1. Initial Advances. Provided that all conditions thereto hereunder are satisfied, and subject to the limitations thereon contained herein, Lenders will fund and Administrative Agent will make the initial Revolving Loan Advance and the initial Term Loan Advance on the Effective Date as directed by Borrower in a written direction delivered to Administrative Agent. The manner of disbursement shall be subject to Lenders' approval.

     8.2. Subsequent Advances.

          8.2.1. Borrower Requests. Borrower may request a subsequent Revolving Loan Advance at any time, and a subsequent Term Loan Advance at any time within 90 days after the Effective Date, but in either case not more often than once each Business Day, by submitting a request therefor to Administrative Agent as provided in Section 8.10. Every request for an Advance shall be irrevocable, unless Administrative Agent or Required Lenders make a determination as described in Section 20.2, in which case Borrower shall be permitted to revoke such request. A request for an Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (Central Time) on a Business Day shall be treated as having been received by Administrative Agent at 11:00 a.m. (Central Time) on the next Business Day. The date when an Advance is requested to be made may only be a Business Day. A request for a Eurodollar Advance must be given prior to 11:00 a.m.(Central Time) at least two Business Days prior to the date when the Eurodollar Advance is requested to be made. A request for an Alternate

          Base Rate Advance, must be given prior to 11:00 a.m.(Central Time) on the date when the Alternate Base Rate Advance is requested to be made.

          8.2.2. Administrative Agent's Right to Make Other Revolving Loan Advances.

                  8.2.2.1. Payment of Loan Obligations. With the prior approval of Required Lenders in each instance, Administrative Agent shall have the right to make Revolving Loan Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Administrative Agent may select the date for any such Revolving Loan Advance, but such date may only be a Business Day. Administrative Agent will give notice to Borrower promptly after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be an Alternate Base Rate Advance.

                  8.2.2.2. Payments to Other Creditors. If Administrative Agent becomes obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of any Security Interest (other than any Permitted Security Interest) of any creditor (other than any Lender or its predecessor, affiliate, subsidiary or parent) in any of the Collateral, or
                  (ii) otherwise satisfy any Loan Obligation, then Administrative Agent, with the prior approval of Required Lenders in each instance, shall have the right to make Revolving Loan Advances for that purpose. Administrative Agent may select the date for any such Advance, but such date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be an Alternate Base Rate Advance.

     8.3. Letters of Credit. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Letter of Credit Issuer and executing the reimbursement agreement required under Section 12.1 no less than five Business Days prior to the requested issue date for such Letter of Credit, or such shorter period as the Letter of Credit Issuer may agree.

     8.4. Fundings.

          8.4.1. Revolving Advances. Administrative Agent shall promptly notify each Lender of the requested amount and type and date of any Advance requested by Borrower to be made as provided in Section 8.2.1 or determined to be made by Administrative Agent as provided in Section
          8.2.2. Each Lender shall make immediately available to Administrative Agent on or before the date specified for such Advance, but not later than 1:00 p.m. (Central Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro rata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

          8.4.2. Draws on Letters of Credit. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer on demand, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Loan Advance shall not be later than 1:00 p.m. (Central Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro rata share of such Revolving Loan Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section
          8.4.2 shall be deemed to be an Alternate Base Rate Advance.

          8.4.3. All Fundings Ratable. All fundings of Advances shall be made by Lenders as provided herein in accordance with their pro rata shares of the Aggregate Revolving Loan Commitments. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in its Revolving Loan exceeding its Revolving Loan Commitment or fund Term Loan Advances that would result in its Term Loan exceeding its Term Loan Commitment, or make available any more than its pro rata share of any Advance.

     8.5. Administrative Agent's Availability Assumption. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender's pro rata share of the Advance which Administrative Agent will be obligated to make on the Advance Date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor. Each Lender shall be obligated only to fund its pro rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its pro rata share thereof.

     8.6. Disbursement. Provided that all conditions precedent herein to a requested Advance have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office.

     8.7. Restrictions on Advances. No Advance will be made unless it is a whole multiple of $100,000 and not less than $500,000, in the case of a Eurodollar Advance, or a whole multiple of $50,000 and not less than $50,000, in the case of an Alternate Base Rate Advance. No more than one Revolving Loan Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. Advances will only be made for the purposes permitted in Section 15.1.

     8.8. Restriction on Number of Eurodollar Loans. No more than ten Eurodollar Loans with different Interest Periods may be outstanding at any one time.

     8.9. Each Advance Request and Letter of Credit Request a Certification. Each submittal of a request for an Advance and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true, and will be true on the Advance Date or issuance date, as applicable, as if then made.

     8.10. Requirements for Every Advance Request. Only a request (which shall be in writing in the form attached hereto as Exhibit 8.10, and mailed, personally delivered or telecopied as provided in Section 22.1) from a Borrowing Officer to Administrative Agent that specifies the amount of the requested Advance, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a Eurodollar Advance and the portion of the Advance which is requested to be an Alternate Base Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, will be treated by Administrative Agent as a request for an Advance.

     8.11. Requirements for Every Letter of Credit Request. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 22.1) from a Borrowing Officer to Administrative Agent or an electronic initiation over an online service provided by Letter of Credit Issuer that specifies the requested face amount, requested issue date (which shall be a Business Day and at least 30 days before the Maturity Date) and the beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

     8.12. Exoneration of Administrative Agent and Lenders. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of Section 8.10 or Section 8.11 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent or Letter of Credit Issuer believes in good faith that the Person making the request is a Borrowing Officer or if, in the case of a request for a Letter of Credit, it is electronically initiated. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is not a Borrowing Officer.

9. Security and Guaranties. As security for the payment and performance of the Loan Obligations, Borrower shall on the Execution Date execute and deliver, or cause to be executed and delivered, to Administrative Agent the following documents, each satisfactory to Lenders:

     9.1. Mortgages. If Borrower or any Domestic Subsidiary of Borrower acquires or leases any real property after the Execution Date, Borrower shall notify Administrative Agent thereof and, if so required by Required Lenders, shall promptly deliver to Administrative Agent for the benefit of Lenders a deed of trust or mortgage, or leasehold deed of trust or mortgage, as appropriate, on each parcel of such real property which grants to Administrative Agent for the benefit of Lenders a Security Interest in such real property or leasehold interest subject only to such other Security Interests affecting such property or leasehold interest as are reasonably satisfactory to Required Lenders.

     9.2. Security Agreements. Security agreements granting to Administrative Agent for the benefit of Lenders a first priority Security Interest under the UCC in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property of Borrower and every Domestic Subsidiary of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests affecting such property.

     9.3. Stock Pledge Agreements. Stock pledge agreements granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all of the capital stock and other securities (and all options and warrants therefor) of every Domestic Subsidiary of Borrower, now or hereafter issued and outstanding, and all proceeds thereof. If at any time a First Tier Foreign Subsidiary of Borrower holds assets whose book or fair market value exceeds $1,000,000, Borrower shall execute and deliver to Administrative Agent a stock pledge agreement granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 65% of the capital stock and other securities (and all options and warrants therefor) of such First Tier Foreign Subsidiary.

     9.4. Collateral Assignments.

          9.4.1. Intellectual Property Assignments. One or more assignments assigning to Administrative Agent for the benefit of Lenders a Security Interest in all the Intellectual Property of Borrower and its Domestic Subsidiaries, subject only to applicable Permitted Security Interests.

          9.4.2. Tampa Lease Assignment. An assignment assigning to Administrative Agent for the benefit of Lenders all rights and interests of Borrower under the Tampa Lease, subject only to applicable Permitted Security Interests.

     9.5. Guaranties. The unconditional guaranty of the Loan Obligations by all of the Domestic Subsidiaries of Borrower pursuant to a guaranty satisfactory to Lenders. If after the Execution Date Borrower or any of its Domestic Subsidiaries acquires, organizes or creates any Domestic Subsidiary thereof, such new Domestic Subsidiary shall unconditionally guaranty the Loan Obligations by executing and delivering to Administrative Agent for the benefit of Lenders a joinder to the Guaranty.

Administrative Agent may, either before or after an Event of Default, but only with the consent or at the direction of Required Lenders, granted or withheld in their absolute discretion, exchange, waive or release the Security Interests in any of the Collateral or permit Borrower to substitute any real or personal property for any of the Collateral without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral; provided, however, that Administrative Agent may, in its absolute discretion and without the consent of any Lender, do or permit Borrower to do any of the foregoing with respect to Collateral or other real or personal property whose aggregate fair market value does not exceed $1,000,000.

10. Power of Attorney. During any period in which there is an Existing Default, Borrower hereby authorizes Administrative Agent and irrevocably appoints Administrative Agent (acting by any of its officers) as such Borrower's agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following: (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise;
(iii) exercise all of Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor;
(viii) notify the postal authorities of any change of the address for delivery of such Borrower's mail to any address designated by Administrative Agent, and open and process all mail addressed to such Borrower; (ix) endorse such Borrower's name on any verification of Accounts and notices thereof to Account Debtors; (x) make one or more Revolving Loan Advances to pay the costs and expenses of any of the foregoing; and (xi) do anything that Administrative Agent deems necessary in its commercially reasonable judgment to assure that the Loan Obligations are fully and indefeasibly paid and satisfied.

The foregoing power of attorney and authorization shall be deemed automatically revoked upon the indefeasible payment in full of all of the Loan Obligations, the expiration or termination of all Letters of Credit and reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments.

11.  Conditions of Lending.

     11.1. Conditions to Initial Advance. Lenders will have no obligation to fund the Term Loan Advance or the initial Revolving Loan Advance unless:

          11.1.1. Listed Documents and Other Items. Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 11.1.1 hereto as being conditions to the initial Advances, with each being satisfactory to Lenders and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

          11.1.2. Financial Condition of CCI and Its Subsidiaries.

                  11.1.2.1. Entire Business. Administrative Agent and Documentation Agent shall have received (i) the consolidated and consolidating financial statements of CCI and its Subsidiaries, audited and containing balance sheets, income statements, and statements of cash flows and an unqualified opinion by an independent certified public accounting firm of recognized national standing, for the two (or three if required by the SEC in connection with the CCI Acquisition) fiscal years of CCI and its Subsidiaries most recently ended prior to the Effective Date and (ii) unaudited financial statements of CCI and its Subsidiaries for the three month and five month interim fiscal periods ended September 30, 1997, and November 30, 1997, respectively, and (iii) to the extent not appearing in such financial statements, statements containing an historical sales and margin analysis, historical operating expenses (including benefits and insurance expenses), and pro forma adjustments, all in such form and detail as is reasonably satisfactory to Administrative Agent and Documentation Agent.

                  11.1.2.2. Currently Operating Businesses. Administrative Agent and Documentation Agent shall have received consolidated and consolidating financial statements of the currently operating businesses of CCI and its Subsidiaries, audited and containing balance sheets, income statements, and statements of cash flows and an unqualified opinion by an independent certified public accounting firm of recognized national standing, for the two (or three if required by the SEC in connection with the CCI Acquisition) fiscal years of CCI and its Subsidiaries most recently ended prior to the Effective Date and Lenders shall have determined to their reasonable satisfaction that there is no substantive difference between such financial statements and the information presented in the unaudited financial statements for the same periods previously provided them by Borrower.

          11.1.3. Other Financial Information. Administrative Agent, Documentation Agent and Co-Agent:

                  (i) shall have received interim monthly financial statements (including working capital detail for the trailing eleven months) of Borrower and its Subsidiaries for the eleven months ended November 30, 1997, pro forma projected quarterly financial statements (also including working capital detail) for the period ended December 31, 1998, and a pro forma balance sheet of Borrower and its Subsidiaries as of the date of the consummation of the CCI Acquisition, all of which assume that the CCI Acquisition has been consummated and reflect estimated accounting adjustments as a consequence thereof;

                  (ii) shall have received revenue detail (by class) for Borrower and its Subsidiaries and CCI and its Subsidiaries for their two fiscal years most recently ended prior to the Effective Date and, if reasonably available, the fiscal year preceding such two most recently ended fiscal years, and for the interim period most recently ended.

                  (iii) shall have completed and be reasonably satisfied with a field examination of the accounts receivable, inventory, payables, controls and systems of Borrower and its Subsidiaries and CCI and its Subsidiaries; and shall have determined from such field audit that the controls and systems of Borrower and CCI will have the ability to provide material information in an accurate and timely manner; and

                  (iv) shall have received such other information relating to the CCI Acquisition as the Administrative Agent and Documentation Agent may reasonably require.

          11.1.4. Sufficient Availability. Administrative Agent, Documentation Agent and Co-Agent shall be satisfied that the Aggregate Commitments will be sufficient to meet the ongoing financing needs of Borrower and its Subsidiaries after giving effect to the consummation of the CCI Acquisition; and that the excess of (i) the Maximum

          Available Amount plus cash on hand over (ii) the sum of (a) the Aggregate Revolving Loan immediately after the initial Revolving Loan Advance is funded plus (b) the Letter of Credit Exposure will not be less than $4,500,000.

          11.1.5. Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

          11.1.6. Perfection of Security Interests. Borrower shall have executed all financing statements requested by Administrative Agent in order to perfect every Security Interest required under Section 9 to be granted to Administrative Agent, each of which shall be, except as otherwise satisfactory to Lenders or as permitted hereunder, a first priority Security Interest.

          11.1.7. Representations and Warranties. The Representations and Warranties are then true and correct. For purposes of determining whether this condition is satisfied, CCI and its Subsidiaries shall be deemed Covered Persons as if the CCI Acquisition had been consummated.

          11.1.8. Material Adverse Change. Since June 30, 1997, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect.

          11.1.9. Pending Material Proceedings. There shall be no pending Material Proceedings.

          11.1.10. Payment of Fees. Borrower shall have paid and reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

          11.1.11. CCI Documents. The CCI Acquisition Documents shall have been delivered to Administrative Agent and Documentation Agent in final form, shall provide for an aggregate purchase price of no more than $71,000,000 for all outstanding stock of CCI and options therefor and the refinancing of indebtedness of CCI in an amount not to exceed $37,000,000, and shall contain no terms which, upon consummation and performance thereof, are reasonably likely to have a Material Adverse Effect.

          11.1.12. Consummation of CCI Acquisition and CCI Debt Level. Every consent or approval of a Governmental Authority or other Person required for consummation by Borrower and CCI of the CCI Acquisition shall have been obtained or any waiting period therefor shall have expired without any action being taken by such Governmental Authority or Person that prevents such consummation or imposes conditions to consent or approval thereof that have or are reasonably likely to have a Material Adverse Effect; the CCI Acquisition shall have been consummated or will be consummated contemporaneously with the funding of the initial Term Loan Advance and the initial Revolving Loan Advance; as a consequence of such consummation Borrower holds or will hold of record at least 90% of the outstanding shares of capital stock of CCI, and as of the Effective Date the total funded Indebtedness of CCI and its Subsidiaries does not exceed $37,000,000.

          11.1.13. Other Items. Administrative Agent shall have received such other consents, approvals, opinions, certificates, documents or information as it reasonably deems necessary.

    11.2. Conditions to Subsequent Advances. Lenders will have no obligation to fund any Advance after the Term Loan Advance and the initial Revolving Loan Advance unless:

          11.2.1. General Conditions. All of the conditions to the initial Advances in Section 11.1 except the condition in Section 11.1.7) shall have been and shall remain satisfied.

          11.2.2. Representations and Warranties. The Representations and Warranties are then true and correct, with such exceptions as have been disclosed to Lenders in writing by Borrower from time to time, and will be true as of the time of such Advance, as if then made with such exceptions.

          11.2.3. Default. There shall be no Existing Default and no Default or Event of Default will occur upon such Advance being requested or made or the application of the proceeds thereof.

12. Conditions to Issuance of Letters of Credit. As conditions precedent to the issuance of any Letter of Credit:

     12.1. Reimbursement Agreement. Borrower shall have executed and delivered to Letter of Credit Issuer a reimbursement agreement satisfactory to Letter of Credit Issuer and Administrative Agent under which Borrower further evidences its obligation to reimburse the amount of each draw on such Letter of Credit to Letter of Credit Issuer on demand as provided in
     Section 7.3, together with interest from the date of the draw at the rate provided in Section 4.1 and (without duplication) all reasonable expenses incurred.

     12.2. No Prohibitions. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

     12.3. Representations and Warranties. The Representations and Warranties are then true and correct, with such exceptions as have been disclosed to Lenders in writing by Borrower or such Guarantor from time to time, and will be true as of the time of the issuance of such Letter of Credit, as if then made with such exceptions.

     12.4. No Default. There shall be no Existing Default and no Default or Event of Default is reasonably likely to occur upon such Letter of Credit being issued or a draw thereon being made or paid.

     12.5. Other Conditions. All of the conditions to the initial Advances in
     Section 11.1 (except the conditions in Section 11.1.7) shall have been and shall remain satisfied.

13. Representations and Warranties. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 13 or in the Disclosure Schedules attached to the CCI Acquisition Documents, Borrower represents and warrants to Lenders as follows:

     13.1. Organization and Existence. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its incorporation, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

     13.2. Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents or any other Covered Person's execution, delivery and performance of any of the other Loan Documents to which it is a party, except for those already duly obtained or to the extent failure to obtain such does not have and is not reasonably likely to have a Material Adverse Effect.

     13.3. Due Execution. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

     13.4. Enforceability of Obligations. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

     13.5. Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     13.6. Legal Restraints. The execution and performance of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

     13.7. Labor Contracts and Disputes. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. To Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

     13.8. No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

     13.9. Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

     13.10. Compliance with Material Laws. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

          13.10.1. General Compliance with Environmental Laws. The operations of every Covered Person comply in all material respects with all applicable Environmental Laws.

          13.10.2. Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative written complaint, order or proceeding alleging the violation of any applicable Environmental Laws which, if determined adversely, would be reasonably likely to have a Material Adverse Effect.

          13.10.3. Investigations Regarding Hazardous Materials. Borrower has not received notice that any of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect, or reduce materially the value of the Collateral.

          13.10.4. Notices and Reports Regarding Hazardous Materials. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed within the four years ending on the Execution Date, or is required to be filed, by any Covered Person.

          13.10.5. Environmental Property Transfer Acts. No environmental property transfer acts are applicable to the transactions contemplated by this Agreement and each Covered Person has provided all notices and obtained all necessary material environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement, to perfect Administrative Agent's Security Interests for the benefit of Lenders and to operate such Covered Person's business as presently or proposed to be operated.

     13.11. Other Names. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

     13.12. Financial Statements. The Financial Statements are accurate in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Covered Persons covered thereby as of the dates and for the periods stated therein.

     13.13. No Change in Condition. Since the date of the Financial Statements there has been no change in the financial condition of the Covered Persons, taken as a whole, which has or is reasonably likely to have a Material Adverse Effect.

     13.14. No Defaults. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default has occurred.

     13.15. Investments. No Covered Person has any Investments in other Persons except Permitted Investments.

     13.16. Indebtedness. No Covered Person has any Indebtedness except Permitted Indebtedness.

     13.17. Indirect Obligations. No Covered Person has any Indirect Obligations except Permitted Indirect Obligations.

     13.18. Encumbrances. None of the real property purported to be owned by a Covered Person is subject to any Encumbrances except Permitted Encumbrances and Permitted Security Interests.

     13.19. Capital Leases. No Covered Person has an interest as a lessee under any Capital Leases other than Capital Leases that are Permitted Indebtedness.

     13.20. Tax Liabilities; Governmental Charges. Each Covered Person has filed or caused to be filed all federal and state tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or the consequences of not filing are not reasonably likely to have a Material Adverse Effect. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect. The federal income tax returns of every Covered Person have been audited by the Internal Revenue Service and passed upon without exception for all fiscal years of Borrower ended on or prior to December 31, 1994, or the period during which any assessments may be made by the IRS with respect to such returns has expired without waiver or extension. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, will have or are reasonably likely to have a Material Adverse Effect.

     13.21. Pension Benefit Plans. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA in all material respects. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect:

          13.21.1. Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt PROHIBITED TRANSACTION as defined in ERISA or the Code, and no officer, director or employee of such Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

          13.21.2. Claims. There are no material claims, pending or, to Borrower's knowledge, threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any material claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or such ERISA Affiliate, except in each case claims for benefits in the ordinary course and in accordance with such Pension Benefit Plan.

          13.21.3. Reporting and Disclosure Requirements. There are no material violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law in any material respect, including ERISA and the Code.

          13.21.4. Accumulated Funding Deficiency. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

          13.21.5. Multi-employer Plan. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in
          Section 13.21.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     13.22. Welfare Benefit Plans. No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect on any Covered Person. Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     13.23. Retiree Benefits. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

     13.24. Distributions. No Distribution as defined in Section 16.9 has been declared, paid or made upon or in respect of any capital stock or other securities of Borrower on and after the Effective Date, except as expressly permitted by the Loan Documents or waived by the Required Lenders.

     13.25. Real Property. Section 13.25 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by each Covered Person, and (ii) a list of all written leases and subleases of real property by each Covered Person, with such Covered Person identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Covered Person exists.

     13.26. State of Collateral and other Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of the Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in normal operating condition and repair, ordinary wear and tear excepted, and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

          13.26.1. Accounts. With respect to each Account scheduled, listed or referred to in reports submitted by any Covered Person to Administrative Agent pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it; (iii) the amount of the Account as shown on the applicable Covered Person's books and records and all invoices and statements which may be delivered to Administrative Agent with respect thereto are actually and absolutely owing to the applicable Covered Person and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes existing or asserted with respect to the Account and the applicable Covered Person has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by the applicable Covered Person in the ordinary course of its business for prompt payment; (v) there are no facts, events or occurrences which in any material respect impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on the applicable Covered Person's books and records and all invoices and statements delivered to Administrative Agent with respect thereto;
          (vi) the Account is assignable; (vii) the Account arose in the ordinary course of the applicable Covered Person's business; (viii) to Borrower's knowledge, the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except the Permitted Security Interests; and (x) to Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account.

          13.26.2. Equipment. With respect to each Covered Person's equipment:
          (i) such Covered Person has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interests except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment is in normal operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which it is customarily put in the conduct of such Covered Person's business. No equipment used in the conduct of such Covered Person's business is leased, except for non-material items.

          13.26.3. Intellectual Property. With respect to the Intellectual Property of the Covered Persons: (i) Section 13.26.3 of the Disclosure Schedule contains a complete and correct list of all of each Covered Person's material Intellectual Property, (ii) the Covered Person listed on the Disclosure Schedule as the owner thereof owns all right, title and interest in, under and to such Intellectual Property, subject to no material licenses or any interest therein or other agreements relating thereto, except for the Intellectual Property Assignments; (iii) none of such Intellectual Property is subject to any pending or, to such Covered Person's knowledge, threatened challenge; (iv) to the knowledge of such Covered Person, such Covered Person has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of such Covered Person's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other material proprietary rights of any Person, in each case as is reasonably likely to have a Material Adverse Effect; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to the knowledge of such Covered Person, threatened, which challenge such Covered Person's rights in respect of any material proprietary or confidential information or trade secrets used in the conduct of such Covered Person's business.

          13.26.4. Documents, Instruments and Chattel Paper. All documents, instruments and chattel paper describing, evidencing or constituting Collateral are, to Borrower's knowledge, complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by a Covered Person free and clear of all Security Interests other than Permitted Security Interests.

     13.27. Chief Place of Business; Locations of Collateral. As of the Execution Date; (i) the chief executive offices and the principal places of business of each Covered Person are located at the places listed and so identified in Section 13.27 of the Disclosure Schedule; (ii) the books and records of each Covered Person, and all of such Covered Person's chattel paper and all records of Accounts, are located only at the places listed and so identified in Section 13.27 of the Disclosure Schedule; any material item of the Collateral (except for Inventory which is in transit and Real Property Collateral) is located only at the places listed and so identified in Section 13.27 of the Disclosure Schedule; and no Covered Person has an office or place of business other than as identified in Section 13.27 of the Disclosure Schedule.

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

     13.28. Negative Pledges. No Covered Person is a party to or bound by any Contract (other than any credit agreement currently in effect with respect to any Covered Person) which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral.

     13.29. Security Documents.

          13.29.1. Mortgages. Each Mortgage, if any, is effective to grant to Administrative Agent for the benefit of Lenders a legal, valid and enforceable mortgage lien on the Real Property Collateral described therein. Upon proper recording thereof and payment of recording fees and taxes, if any, Administrative Agent will have for the benefit of Lenders a fully perfected first priority lien on such Real Property Collateral subject only to Permitted Security Interests affecting such Real Property Collateral.

          13.29.2. Security Agreements. Each Security Agreement is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Administrative Agent's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state's
          UCC), Administrative Agent will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral.

          13.29.3. Collateral Assignments. Each Collateral Assignment is effective to grant to Administrative Agent for the benefit of Lenders an enforceable first priority Security Interest in the property and rights described therein.

     13.30. Subsidiaries and Affiliates. Borrower has no Subsidiaries and has no Affiliates who are not individuals, except those Persons listed in Section
     13.30 of the Disclosure Schedule.

     13.31. Margin Stock. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Federal Reserve Board.

     13.32. Hostile Acquisition. No proceeds of any Advance will be used to acquire from any Person any security in a transaction that is hostile from the point of view of such Person and which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     13.33. Investment Company Act, Etc. No Covered Person is an investment company registered or required to be registered under the Investment Company Act of 1940, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940. No

     Covered Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Material Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     13.34. No Material Misstatements or Omissions. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower or any other Covered Person to Administrative Agent or Lenders in connection with Lenders' determination to make the Commitments as of the date hereof contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading as of such date. Borrower has disclosed to Administrative Agent and Lenders everything regarding the business, assets, operations, or financial condition of itself and every Covered Person that has or is reasonably likely to have a Material Adverse Effect.

     13.35. Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and as of the date thereof such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading as of the dates of such filings.

     13.36. Broker's Fees. No broker or finder is entitled to compensation for services rendered with respect to the transactions contemplated by this Agreement other than payments that may be due to a Lender or an Affiliate of a Lender.

14. Modification and Survival of Representations. Borrower may at any time after the initial Advances are made propose to Administrative Agent in writing to modify the representations and warranties in Section 13, the representations and warranties in any other Loan Document and any other representation or warranty made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents. If the proposed modifications are satisfactory to Lenders as evidenced by their written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower's written modification proposal or as otherwise provided therein. If such proposed modifications are not satisfactory to Lenders, then such proposed modifications shall not be deemed or treated as modifying such representations and warranties. All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero.

15. Affirmative Covenants. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall do, or cause to be done, the following:

     15.1. Use of Proceeds. Subject to the terms and conditions hereof, the proceeds of Advances shall be used solely to extinguish the existing Indebtedness of Borrower to Administrative Agent, to pay the merger consideration and other costs and expenses of the CCI Acquisition, to extinguish existing Indebtedness of CCI in an aggregate amount not exceeding

     $37,000,000, for working capital, capital expenditures permitted hereunder, as the source for payment of Borrower's reimbursement obligations with respect to Letters of Credit, general corporate purposes and to fund acquisitions.

     15.2. Corporate Existence. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person. Notwithstanding the foregoing, any Covered Person may transfer its assets (including licenses) to another Covered Person (other than any Foreign Subsidiary) with prior written notice to the Administrative Agent, and then dissolve or otherwise discontinue the transaction of business.

     15.3. Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. No Covered Person shall permit any of its equipment or other property to become a fixture to real property or an accession to other personal property unless Administrative Agent has a valid, perfected and first priority Security Interest for the benefit of Lenders in such real or personal property. No Covered Person shall, without Administrative Agent's prior written consent, alter or remove any identifying symbol or number on its equipment.

     15.4. Insurance. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least A by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least A by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under applicable workers' compensation Laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Administrative Agent as an additional insured for the benefit of Lenders; all policies of property insurance maintained hereunder shall reflect Administrative Agent's interest therein as mortgagee for the benefit of Lenders under a standard New York or Union mortgagee clause. Administrative Agent is authorized, but not obligated, as the attorney-in-fact for Borrower and for the benefit of Lenders, (i) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance,
     (ii) to collect, receive and give receipts for such proceeds in the name of Borrower, Administrative Agent and Lenders, and (iii) to endorse Borrower's name upon any instrument in payment thereof. Such power granted to Administrative Agent shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance.

     15.5. Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

     15.6. Compliance With Laws. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

          15.6.1. Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, of any Real Property Collateral with all Environmental Laws.

          15.6.2. Pension Benefit Plans. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate.

     15.7. Termination of Pension Benefit Plan. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate if such termination or amendment would result in any material liability to such Covered Person or such ERISA Affiliate under ERISA or any material increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code.

     15.8. Notice to Administrative Agent of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Administrative Agent of (i) any breach of any of the covenants in Section 15, 16, or 17, (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect. In addition,

      (i) Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to the status of any Material Proceeding.

      (ii) Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to any Pension Benefit Plan established by a Covered Person or an ERISA Affiliate of any Covered Person.

      (iii) Borrower shall deliver notice to Administrative Agent of the establishment of any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

      (iv) Borrower shall promptly inform Administrative Agent of its receipt of, and deliver to Administrative Agent a copy of, any (i) notice that any material violation of any Environmental Law has been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging material violations of any Environmental Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (iii) notice from a Governmental Authority or private party alleging that a Covered Person is liable or responsible for material costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any material damages caused thereby, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or
      (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any material liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

      (v) Borrower shall deliver to Administrative Agent notice of the following events within 30 days after they occur: (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any reportable event, or a non-exempt prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or an ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and
      (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or such ERISA Affiliate of any notice of the taking, or such Covered Person's or such ERISA Affiliate's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or such ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under

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

     ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Administrative Agent a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes to take with respect thereto. For purposes of this Section, each Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or such ERISA Affiliate is the plan sponsor.

     (vi) Borrower shall, within 10 days after it occurs, deliver to Administrative Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any Material Obligation.

     (vii) Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any Permitted Indebtedness of a Covered Person in the outstanding principal amount in excess of $1,000,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

     (viii) Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute involving a Covered Person.

     (ix) Borrower shall promptly deliver notice to Administrative Agent of any change in the name, state of incorporation, or form of organization of any Covered Person, or the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

     (x) Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any event that has or is reasonably likely to have a Material Adverse Effect.

     (xi) Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of an actual, alleged, or potential material violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

     (xii) Borrower shall notify Administrative Agent promptly in writing of any fact or condition of which Borrower is aware which materially adversely affects the value of the Collateral taken as a whole. Borrower shall provide such additional information to Administrative Agent regarding the amount of any loss or depreciation in value of the Collateral taken as a whole as Administrative Agent may request from time to time.

15.9. Borrowing Officer. Borrower shall keep on file with Administrative Agent at all times an appropriate instrument naming each Borrowing Officer.

15.10. Maintenance of Security Interests of Security Documents.

       15.10.1. Preservation and Perfection of Security Interests. Borrower shall promptly, upon the reasonable request of Administrative Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Administrative Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Administrative Agent; (ii) delivering to Administrative Agent the original certificates of title for motor vehicles, or applications therefor duly executed, with Administrative Agent's Security Interest for the benefit of Lenders properly shown thereon; (iii) delivering to Administrative Agent the originals of all instruments, documents and chattel paper, and all other Collateral of which Administrative Agent determines it should have physical possession in order to perfect and protect Administrative Agent's Security Interest for the benefit of Lenders therein, duly endorsed or assigned to Administrative Agent without restriction; (iv) delivering to Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) transferring Inventory to warehouses designated by Administrative Agent; (vi) delivering to Administrative Agent all letters of credit on which Borrower is named beneficiary; (vii) placing a durable notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon such items of the Collateral as are designated by Administrative Agent; and
       (viii) placing a notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Administrative Agent.

       15.10.2. Collateral Held by Warehouseman, Bailee, etc. If any Collateral other than pay telephone equipment or VoicePro computer equipment is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Administrative Agent thereof and shall notify such Person of Administrative Agent's Security Interest for the benefit of Lenders in such Collateral and, upon Administrative Agent's request, instruct such Person to hold all such Collateral for Administrative Agent's account subject to Administrative Agent's instructions. If at any time any Collateral other than pay telephone equipment or VoicePro computer equipment is located on any premises that are not owned by a Covered Person, then Borrower shall obtain or cause to be obtained written waivers, in form and substance satisfactory to Administrative Agent, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

       15.10.3. Compliance With Terms of Security Documents. Each Covered Person shall comply with all of the terms, conditions and covenants in the Security Documents to which such Covered Person is a party.

15.11. Accounting System. Each Covered Person shall maintain a system of accounting from which financial statements can be prepared in accordance with GAAP. Without limiting the generality of the foregoing:

       15.11.1. Account Records. Each Covered Person shall maintain a record of Accounts at its principal place of business that itemizes each Account of such Covered Person and describes the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

       15.11.2. Tracing of Proceeds. Each Covered Person shall maintain detailed and accurate records of all transfers of any proceeds of the Loans among Borrower and any Covered Person or Affiliate of a Covered Person.

15.12. Financial Statements. Borrower shall deliver to Administrative Agent for each Lender:

       15.12.1. Annual Financial Statements. Within 90 days after the close of each fiscal year of Borrower ended in 1997 and thereafter, year-end consolidated financial statements of Borrower and its Subsidiaries (and by April 15, 1998 for CCI and its Subsidiaries for the period July 1, 1997, through the Effective Date), containing a balance sheet, income statement, statement of cash flows and an audit report by an independent certified public accounting firm, and accompanied by (i) a Compliance Certificate of the Chief Financial Officer of Borrower, (ii) for Borrower's fiscal years ended in 1998 and thereafter, a certificate of the independent certified public accounting firm that examined such financial statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such financial statements, (a) they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, and (b) they audited and found no discrepancies in the Borrowing Base Certificates delivered by Borrower during such fiscal year, (iii) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (iv) if requested by Administrative Agent, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team. Such financial statements of Borrower and its Subsidiaries for any fiscal year ended after 1997, and of CCI and its Subsidiaries for the period July 1, 1997, through the Effective Date shall be audited by an independent certified public accounting firm of recognized national standing.

       15.12.2. Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Borrower, unaudited consolidated financial statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

Each Compliance Certificate shall be in the form of Exhibit 15.12, shall contain detailed calculations of the financial measurements referred to in Section 17 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are accurate in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to Administrative Agent discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

     15.13. Telephone Lists. Borrower shall provide to Administration Agent, within 90 days after the close of each fiscal year of Borrower, a report containing a complete and accurate list, reasonably satisfactory to Administrative Agent in form and detail, of all of Borrower's installed pay telephone equipment, and within 45 days after the end of each fiscal quarter of Borrower, a supplemental report listing all material pay telephone equipment installed, removed, sold or otherwise acquired or surrendered since the date of the immediately preceding quarterly or annual report.

     15.14. Other Financial Information. Borrower shall also deliver the following to Administrative Agent:

          15.14.1. Borrowing Base Certificate. On the Effective Date and monthly thereafter within 15 days after the end of each month, a borrowing base certificate in substantially the form of Exhibit 15.14.1 duly completed and signed by the chief financial officer of Borrower.

          15.14.2. Accounts Aging Report. On the Effective Date and monthly thereafter within 15 days after the end of each month, an Accounts aging report in form and detail reasonably satisfactory to Administrative Agent.

          15.14.3. Other Reports or Information Concerning Accounts. Such other reports and information, in form and detail reasonably satisfactory to Administrative Agent, and documents as Administrative Agent may reasonably request from time to time concerning Accounts.

          15.14.4. Stockholder and SEC Reports. Contemporaneously with their filing by or on behalf of Borrower or any other Covered Person, copies of any (i) proxy statements, financial statements and reports which any Covered Person makes available to its stockholders, and (ii) reports, registration statements and prospectuses with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

          15.14.5. Pension Benefit Plan Reports. Promptly upon the request of Administrative Agent at any time or from time to time, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of a Covered Person or an ERISA Affiliate of a Covered Person.

          15.14.6. Tax Returns. Promptly upon the request of Administrative Agent at any time or from time to time, a copy of each federal, state, or local tax return or report filed by Borrower.

          15.14.7. Projected Quarterly Financial Statements. Within two days after the Effective Date, pro forma projected quarterly financial statements (also including working capital detail) for the period ended December 31, 1998, which assumes that the CCI Acquisition has been consummated and reflects estimated accounting adjustments as a consequence thereof.

     15.15. Annual Budgets. Within the 90 days following the first day of each fiscal year of Borrower, budgeted balance sheets, statements of income and expense, and statements of cash flows for Borrower and every other Covered Person, on a consolidated basis, as of the end of and for each month of such fiscal year and the next succeeding fiscal year, in such detail as Administrative Agent may reasonably require.

     15.16. Other Information. Upon the request of Administrative Agent, Borrower shall promptly deliver to Administrative Agent such other information about the business, assets, operations or financial condition of Borrower and every other Covered Person as Administrative Agent may, from time to time, reasonably request.

     15.17. Audits by Administrative Agent. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent or any Lender may at any time during normal business hours audit the books and records and inspect any of the property of each Covered Person from time to time, in each case, upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such audits and shall deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Administrative Agent for all costs and expenses actually and reasonably incurred by it in conducting each audit, but if an Event of Default has not occurred, such reimbursement for each such audit shall be limited to the lesser of (i) $7,500 in any one fiscal year or (ii) $500 per day for each Person involved in conducting the audit plus Administrative Agent's actual out-of-pocket costs and expenses. Each Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances that is designated by Borrower in writing as confidential or that Borrower has advised Lenders in writing constitutes non-public information. Lenders may, however, disclose such information to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lenders shall advise such Persons that such information is to be treated as confidential. A Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that such Lenders' counsel advises in writing that such disclosure is reasonably necessary. Lenders non-disclosure obligation shall not apply to any information that (i) is disclosed to a Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by a Lender.

     15.18. Verification of Accounts and Notices to Account Debtors. Administrative Agent shall have the right at any time and from time to time, after first giving either oral or written notice to Borrower, to verify the validity and amount of any Account and any other matter relating to an Account, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Administrative Agent believes represents the Account Debtor.

15.19. Appraisals of Collateral. Upon Administrative Agent's request at any time if there is an Existing Default, Borrower shall at its expense provide Administrative Agent with appraisals, prepared on a basis satisfactory to Administrative Agent and from appraisers acceptable to Administrative Agent, of any or all of the Collateral as Administrative Agent may specify.

15.20. Access to Officers and Auditors. Each Covered Person shall permit any Lender and Persons authorized by Administrative Agent to discuss the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Administrative Agent may request in its reasonable discretion, and such Covered Person shall direct such officers, employees, accountants and independent auditors to cooperate with Administrative Agent and make full disclosure to Administrative Agent of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

15.21. Rate Agreement. Within 90 days after the Effective Date, Borrower shall secure a Rate Agreement with a counterparty rated at least A- by Standard & Poor's Corporation or A3 by Moody's Investors Service, Inc., upon terms satisfactory to Administrative Agent and Documentation Agent, with respect to a notional principal amount equal to at least 50% of the Aggregate Term Loan, and will continuously maintain such Rate Agreement for the three years following the Effective Date.

15.22. CCI Acquisition Documents. Borrower shall fully perform all of its obligations under the CCI Acquisition Documents, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its reasonable business judgment; provided, however, that Borrower shall not take any action or fail to take any action which would result in a waiver or other loss of any material right or remedy of Borrower thereunder. Without limiting the generality of the foregoing, Borrower shall take all commercially reasonable action necessary or appropriate to permit, and shall not take any action which would have any material adverse effect upon, the full enforcement of any indemnification rights under the CCI Acquisition Documents. Borrower shall not, without Administrative Agent's prior written consent, modify, amend, supplement, compromise, satisfy, release or discharge any of the CCI Acquisition Documents, any Person liable directly or indirectly with respect thereto, or any agreement relating to the CCI Acquisition Documents. Borrower shall notify Administrative Agent in writing, promptly after Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the CCI Acquisition Documents, and shall diligently pursue such right and report to Administrative Agent on all material developments with respect thereto.

15.23. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

16. Negative Covenants. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Required Lenders:

     16.1. Investments. Make any Investments in any other Person except the following:

          (i) Investments in (a) interest bearing United States government obligations or instruments backed by interest bearing United States government obligations; (b) certificates of deposit issued by and time deposits with any commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000; (c) prime commercial paper rated A1 by Standard and Poor's Corporation or Prime P1 by Moody's Investor Service, Inc.; (d) agreements involving the sale of United States government securities and their guarantied repurchase the next Business Day by (x) Farmers State Bank & Trust Company, Jacksonville, Illinois, or (y) another commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000; (e) municipal obligations rated AAA by Standard and Poor's Corporation or Aaa by Moody's Investor Service, Inc. or, if unrated, insured by a financial institution acceptable to Administrative Agent; or (f) shares of the Trust for U.S. Treasury Obligations made through Farmers State Bank & Trust Company, Jacksonville, Illinois. No individual investment described in the preceding sentence shall have a maturity in excess of 24 months and the average maturity of all investments described in the preceding sentence shall not exceed 6 months.

          (ii) Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

          (iii) Investments existing on the Effective Date and disclosed in
          Section 13.15 of the Disclosure Schedule.

          (iv) Notes received by a Covered Person in settlement of Indebtedness of other Persons to such Covered Person that were incurred in the ordinary course of such Covered Person's business.

          (v) Investments by any Covered Person in any other Covered Person that do not exceed $1,000,000 in the aggregate in the case of Investments in Covered Persons that are not Guarantors after giving effect to any asset transfers to such Covered Persons made as permitted herein.

          (vi) Investments by any Covered Person in connection with the acquisition of stock or other equity interest in, or substantially all of the assets of, another Person as permitted herein.

          (vii) Accounts of Affiliates of David R. Hill that arise from the rendering of services by Borrower to such Affiliates, not exceeding $125,000 in the aggregate at any time.

     16.2. Indebtedness. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

          (i) Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days; provided that Borrower may in good faith contest amounts which are more than 90 days overdue.

          (ii)  The Loan Obligations.

          (iii) Indebtedness secured by Permitted Security Interests.

          (iv)  Indebtedness of any Covered Person to any other Covered
          Person.

          (v)   Existing Indebtedness described in Schedule 13.

          (vi) Provided there is no Existing Default, any Indebtedness (not exceeding $1,000,000 in the aggregate at any one time outstanding) subordinated to the Loan Obligations pursuant to a subordination agreement.

     16.3. Prepayments. Voluntarily prepay any Indebtedness other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, and
     (b) trade payables in the ordinary course of business.

     16.4. Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except (i) a guaranty by any Covered Person of an Obligation of another Covered Person, (ii) the Guaranties and (ii) Indirect Obligations existing on the Effective Date and disclosed in Section 13.17 of the Disclosure Schedule.

     16.5. Security Interests. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

          (i) Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

          (ii) Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

          (iii) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

          (iv) Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Covered Person's books.

          (v) Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Covered Persons after the Effective Date in an aggregate principal amount outstanding at any one time that does not exceed the lesser of $3,000,000 or the maximum limit permitted for Capital Expenditures hereunder.

          (vi) Security Interests securing the Loan Obligations in favor of Administrative Agent for the benefit of Lenders.

          (vii) Security Interests existing on the Effective Date that are disclosed in Section 13.26 of the Disclosure Schedule and are satisfactory to Lenders as of the Effective Date.

          (viii) Security Interests arising from any judgment not giving rise to an Event of Default under Section 18.1.10.

          (ix) Security Interests arising with respect to the installation before the Effective Date of Voice Pro computer equipment on the premises of independent third parties.

     16.6. Acquisitions. Acquire for cash, or Indebtedness that is not Permitted Indebtedness, in a transaction or series of related transactions that would result in the limits on Capital Expenditures in Section 17.5 to be exceeded, all or substantially all of the assets of a Person or stock or any equity interest in a Person, except asset acquisitions in the ordinary course of business that are not otherwise prohibited herein and, if there is no Existing Default and no Default or Event of Default will occur as a result of thereof.

     16.7. FCC Licenses and Permits. Fail to maintain in good standing any license or permit which Borrower or any of its Subsidiaries is required by Law to maintain in connection with the assembly, installation, ownership or operation of pay telephones, including but not limited to licenses and permits required by the Federal Communications Commission, unless the failure to maintain any such license or permit is not reasonably likely to have a Material Adverse Effect.

     16.8. Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets, including any shares of stock of any Subsidiaries of a Covered Person that are not pledged to Administrative Agent for the benefit of Lenders to secure the Loan Obligations, except sales of Inventory or leases of pay phones and prepaid calling card vending machines in the ordinary course of business and sales of assets constituting plant, property or equipment the net proceeds from which are used or applied as required by Section 7.2.2.2. Notwithstanding the foregoing, Borrower may sell, transfer or otherwise dispose of obsolete or unusable equipment having an orderly liquidation value no greater than $500,000 in the aggregate in any fiscal year of Borrower, provided that (a) if such sale, transfer or disposition is effected without replacement of such equipment, or if such equipment is replaced by equipment leased by Borrower or by equipment purchased by Borrower subject to a Permitted Security Interest, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or other disposition to Administrative Agent as a voluntary prepayment under Section 7.2.2.2 or (b) if such sale, transfer or other disposition is made in connection with the purchase by Borrower of replacement equipment (other than equipment subject to a Security Interest), then Borrower shall use the proceeds of any such sale, transfer or other disposition to finance the purchase by Borrower of such replacement equipment and shall deliver to Administrative Agent written evidence of the use of the proceeds for such purchase, and any Covered Person may transfer assets as permitted by the last sentence of Section 15.2. All replacement equipment purchased by Borrower shall be free and clear of all Security Interests and Encumbrances, except for Permitted Security Interests.

     16.9. Distributions. Directly or indirectly declare or make, or incur any liability to make, any Distribution to any Person other than a Covered Person. For purposes of this Section, a Distribution means and includes (i) any cash dividend other than cash paid on fractional shares related to stock dividends (ii) any acquisition or redemption of any outstanding stock or other equity interest other than pursuant to option and restricted stock and stock repurchase plans, (iii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, (iv) any loan or advance to a shareholder, (v) any compensation payment, including any payment based upon net income or other measures of economic performance, whether or not designated as a bonus, to a shareholder employee that is in excess of such employee's regular total compensation, as adjusted from time to time in the ordinary course of business, (vi) any management or other fees paid to any Affiliate that is not a Covered Person, and (vii) distributions to pay the Merger Consideration.

     16.10. Change of Control. Merge or consolidate with or into another Person (except as otherwise provided in Section 15.2), or permit any Person or Group (other than David R. Hill) to become the record or beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Borrower's then outstanding securities having the power to vote, or acquire the power to elect a majority of the Board of Directors of Borrower.

     16.11. Capital Structure; Equity Securities. Make any change in the capital structure of any Covered Person which has or is reasonably likely to have a Material Adverse Effect; or issue or create any stock or other equity interest (or class or series thereof, or non-equity interest that is convertible into stock or other equity interest (or class or series thereof), in any Covered Person, except stock or other equity interests (or class or series thereof) that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Required Lenders.

     16.12. Change of Business. Engage in any business other than substantially as conducted by the Covered Persons or CCI on the Effective Date, provided, however, that Borrower may without prior written consent enforce all of its rights, including but not limited to, repossessing and operating the business of Comtel Computer Corp. and California Comtel Computer, Inc., pursuant to a certain Stock Purchase Agreement effective December 31, 1997 and as such agreement subsequently may be amended, between Borrower, Skylink Telecommunications Corporation, Comtel Computer Corp. and California Comtel Computer, Inc.

     16.13. Transactions With Affiliates. Enter into or be a party to any transaction or arrangement (other than employment arrangements entered into in the ordinary course of business or in connection with the CCI Acquisition), including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate. If there is no Existing Default, however, each Covered Person may engage in the such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's length transaction with a non-Affiliate.

     16.14. Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

     16.15. Investment Banking and Finder's Fees. Pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person (other than one of the Lenders or their respective Affiliates) in connection with this Agreement.

     16.16. Sale and Leaseback Transactions. Enter into any agreement or arrangement with any Person providing for any Covered Person to lease or rent property that Borrower has or will sell or otherwise transfer to such Person.

     16.17. New Subsidiaries. Organize, create or acquire any Subsidiary, except as otherwise permitted by the Loan Documents or in connection with the acquisition of another Person permitted hereunder.

     16.18. Fiscal Year.  Change its fiscal year.

     16.19. Transactions Having a Material Adverse Effect. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

17. Financial Covenants.

     17.1. Special Definitions. As used in this Section 17 and elsewhere herein, the following capitalized terms have the following meanings:

     EBITDA means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus (i) (A) Interest Expense in such period, (B) income tax expense in such period, (C) amortization and depreciation expense taken in such period, and (D) any extraordinary loss in such period, minus (ii) any extraordinary gain in such period.

     Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness during such period.

     Fixed Charges means, for any period of calculation, the sum of (i) Interest Expense, (ii) the sum of all scheduled principal payments in such period on long term Indebtedness of Borrower for borrowed money (including the Term
     Loan), (iii) federal, state and local income taxes accrued in such period,
     (iv) Capital Expenditures in such period (excluding expenditures made to effect the CCI Acquisition), and (v) dividends declared in such period.

     Total Capitalization means Net Worth plus Total Funded Debt.

     Total Funded Debt means all Indebtedness of Borrower for borrowed money to the extent it is properly classifiable under GAAP as long term debt, current maturities of long-term Indebtedness, the amount of all Capital Leases, and the amount of all Indirect Obligations that are guaranties of Indebtedness of other Persons for borrowed money (other than the Guaranties).

     All other capitalized terms used in this Section 17 shall have their meanings and shall be determined under GAAP.

     17.2. Total Funded Debt to EBITDA. The ratio of Borrower's Total Funded Debt to EBITDA in each fiscal period of Borrower specified below, calculated for and as of the end of each fiscal quarter of Borrower ended in such period on the basis of the four consecutive fiscal quarters then ended, shall not be greater than the ratio set forth opposite such period:

--------------------------------------------------------------------------------
                  Period                       Maximum Ratio of Borrower's Total
                                                     Funded Debt to EBITDA
--------------------------------------------------------------------------------
Fiscal quarter ended March 31, 1998            5.00 to 1.00
--------------------------------------------------------------------------------
Fiscal quarter ended June 30, 1998             4.25 to 1.00
--------------------------------------------------------------------------------
Fiscal quarter ended September 30, 1998        3.50 to 1.00
--------------------------------------------------------------------------------
Fiscal quarter ended December 31, 1998         3.00 to 1.00
--------------------------------------------------------------------------------
Any fiscal quarter ended after December 31,    3.00 to 1.00
1998
--------------------------------------------------------------------------------

     17.3. Total Funded Debt to Total Capitalization. The ratio of Borrower's Total Funded Debt to Total Capitalization in each fiscal period of Borrower specified below, calculated as of the end of each fiscal quarter of Borrower ended in such period, shall not be greater than the ratio set forth opposite such period:

--------------------------------------------------------------------------------
Period                                         Maximum Ratio
--------------------------------------------------------------------------------
Any fiscal quarter ended in 1998               0.780 to 1.00
--------------------------------------------------------------------------------
Any fiscal quarter ended in 1999               0.700 to 1.00
--------------------------------------------------------------------------------
Any fiscal quarter ended in 2000               0.650 to 1.00
--------------------------------------------------------------------------------
Any fiscal quarter ended after Jan. 1, 2001    0.575 to 1.00
--------------------------------------------------------------------------------

     17.4. Minimum Fixed Charge Coverage. The ratio of the sum of Borrower's EBITDA to Borrower's Fixed Charges, calculated for and as of the last day of each applicable period, shall not be less than 1.0 to 1.0 for Borrower's fiscal year ended in 1998 and shall not be less than 1.1 to 1.0 for Borrower's fiscal year ended at any time thereafter.

     17.5. Capital Expenditures. Borrower shall not make Capital Expenditures (exclusive of the expenditures made to effect the CCI Acquisition) that exceed $6,000,000 in its fiscal year ended in 1998 or $9,000,000 in its fiscal year ended in 1999 and thereafter; provided, however, that if Borrower's EBITDA for the six months ended June 30, 1998, exceeds $18,000,000, Borrower may expend an additional $3,000,000 in Capital Expenditures in the remaining part of its fiscal year ended in 1998.

     17.6. Minimum Net Worth. Borrower's Net Worth shall at all times be not less than $35,000,000 plus (i) an amount equal to 75% of Borrower's net income (exclusive of any net loss) for all fiscal periods ended on or after December 31, 1998, and (ii) an amount equal to 100% of the gross proceeds from the sale of newly issued equity securities by Borrower, less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses and related expenses.

18. Default.

     18.1. Events of Default. Any one or more of the following shall constitute an event of default (an Event of Default) under this Agreement:

          18.1.1. Failure to Pay Principal or Interest. Failure of Borrower to pay any principal of the Loans or interest accrued thereon when due.

          18.1.2. Failure to Pay Other Amounts Owed to Lenders. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon) within 5 days after the date when due.

          18.1.3. Failure to Pay Amounts Owed to Other Persons. Failure of any Covered Person to make any payment due on Indebtedness of such Covered Person for borrowed money over $1,000,000 to any Person (other than a Lender under the Loan Documents) which continues without being waived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

          18.1.4. Representations or Warranties. Any of the Representations and Warranties is discovered to have been false in any material respect when made.

          18.1.5. Certain Covenants. Failure of any Covered Person to comply with the covenants in Sections 15.1, 15.7, 15.12, 15.17, 15.20, 16 or
          17.

          18.1.6. Other Covenants. Failure of any Covered Person to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 18.1.1 through 18.1.14) which is not remedied or waived in writing by Administrative Agent within 20 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Administrative Agent's reasonable determination, be cured by Borrower or such Covered Person during such 20 day period.

          18.1.7. Acceleration of Other Indebtedness. Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of $1,000,000 or more of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled prepayment) prior to the original maturity thereof.

          18.1.8. Default Under Other Agreements. The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or event of default continues unwaived beyond any applicable grace period provided therein and has or is reasonably likely to have a Material Adverse Effect.

          18.1.9. Bankruptcy; Insolvency; Etc. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced);
          (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any action to authorize any of the foregoing.

          18.1.10. Judgments; Attachment; Settlement; Etc. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $500,000, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

          18.1.11. Pension Benefit Plan Termination, Etc. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a DEFINED BENEFIT PENSION PLAN as defined in Section 3(35) of ERISA while such defined benefit pension plan has an ACCUMULATED FUNDING DEFICIENCY, unless Administrative Agent has been notified of such intent to voluntarily terminate such plan and Required Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Required Lenders determine that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate of any Covered Person to a liability in excess of $500,000.

          18.1.12. Liquidation or Dissolution. A Covered Person files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, except in connection with the consolidation of such a Covered Person and its assets with another Covered Person and its assets.

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

       18.1.13. Seizure of Assets. All or any part of the property of any Covered Person (other than a Foreign Subsidiary having total assets of less than $500,000) is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of any Covered Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority and the same has or could reasonably be expected to have a Material Adverse Effect, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

       18.1.14. Racketeering Proceeding. There is filed against any Covered Person any criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any material part of the property of a Covered Person.

       18.1.15. Loan Documents; Security Interests. For any reason other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid and remains as such beyond 20 days after the initial occurrence thereof.

       18.1.16. Loss to Collateral. Any loss, theft, damage or destruction of any item or items of Collateral occurs which either (i) has or is reasonably likely to have a Material Adverse Effect or (ii) materially and adversely affects the operation of Borrower's business, taken as a whole, and is not covered by insurance as required herein.

       18.1.17. Guaranty Failure. Any Guaranty ceases to be in full force and effect or any action is taken by any Covered Person or a Guarantor to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor fails to comply with any of the terms or provisions of any Guaranty, or any representation or warranty of Guarantor therein is discovered to have been false when made, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to Lender to such effect, or any Guarantor fails to perform any covenant of such Guarantor in its Guaranty.

       18.1.18. Rate Hedging Agreements. Borrower or any other Covered Person breaches any of the terms or conditions of any agreement under which any Rate Hedging Obligation is created and such breach continues beyond any applicable grace period, or any action is taken by Borrower or any other Covered Person to discontinue (except with the consent of the Administrative Agent and any Lender if it is a counterparty to such agreement) or assert the invalidity or unenforceability of any such agreement or Rate Hedging Obligation.

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

       18.1.19. Material Adverse Change. There occurs any material adverse change in Borrower's business, assets, operations, or financial condition, or there occurs any event which has or is reasonably likely to have a Material Adverse Effect.

18.2. Cross-Default. An Event of Default under this Agreement will automatically and immediately constitute a default under any other agreement between Borrower and any Lender and under any evidence of Indebtedness of Borrower held by Lender, whether or not it is defined as such therein and without regard to any requirement therein for the giving of notice or the passing of time.

18.3.  Rights and Remedies.

       18.3.1. Termination of Commitments. Upon an Event of Default described in
       Section 18.1.9, the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Required Lenders may cancel the Commitments. Such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

       18.3.2. Acceleration. Upon an Event of Default described in Section 18.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

       18.3.3. Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or the Guaranty and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may otherwise have.

       18.3.4. Notice to Account Debtors. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Administrative Agent may (if Required Lenders concur), without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent for the benefit of Lenders and that Administrative Agent has a Security Interest therein for the benefit of Lenders, and Administrative Agent may direct, or Borrower, at Administrative Agent's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent for the benefit of Lenders.

       18.3.5. Entry Upon Premises and Access to Information. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time thereafter: Administrative Agent may (i) enter upon the premises leased or owned by Borrower where Collateral is located (or is believed to be located) without any

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

       obligation to pay rent to Borrower, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Administrative Agent or any agent of Administrative Agent for such time as Administrative Agent may desire in order effectively to collect or liquidate Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to any of the Collateral and use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate in connection with the exercise of Administrative Agent's rights; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Agent and to receive, open and process all mail addressed to Borrower.

       18.3.6. Borrower's Obligations. Upon the occurrence of an Event of Default, Borrower shall, if Administrative Agent so requests, assemble all the movable tangible Collateral and make it available to Administrative Agent at a place or places to be designated by Administrative Agent in its reasonable discretion.

       18.3.7. Secured Party Rights. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

               18.3.7.1. Security Documents. Administrative Agent may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

               18.3.7.2. Sale. Administrative Agent may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Administrative Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Administrative Agent deems advisable, for cash or credit. A Lender may become the purchaser at any such sale if permissible under applicable Law, and such Lender may, in lieu of actual payment of the purchase price, set-off the amount thereof against Borrower's obligations owing to Lender, and Borrower agrees that such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

       In connection with the advertising for sale, selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Administrative Agent may use and is hereby granted a license to use, without charge or liability to Administrative Agent or Lenders therefor, any of Borrower's or any other Covered Person's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's or any other Covered Person's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower or such other Covered Person has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lenders' benefit.

             18.3.8. Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lenders may exercise any other rights and remedies available to Lenders under the Loan Documents or otherwise available to Lenders at law or in equity.

       18.4. Application of Funds. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (ii) second, to reimburse Lenders pro rata for any amounts due to Lenders under Section 21.6; (iii) third, to reimburse to Lenders pro rata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clauses) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be pro rata to each of Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Rate Hedging Obligations; (vi) sixth, to the payment of the Loans of each of Lenders, in such order as each Lender determines in its absolute discretion; (vii) seventh, to Letter of Credit Issuer to the extent of the Letter of Credit Exposure, and (viii) to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

       18.5. Limitation of Liability; Waiver. Administrative Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Administrative Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws. If Administrative Agent seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Administrative Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

       18.6. Notice. Any notice of intended action required to be given by Administrative Agent (including notice of a public or private sale of Collateral), if given as provided in Section 22.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

19. Administrative Agent and Lenders.

       19.1. Appointment, Powers, and Immunities. NationsBank is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. SunTrust is hereby appointed Documentation Agent hereunder and under each of the other Loan Documents. LaSalle is hereby appointed as Co-Agent. Each Lender hereby irrevocably

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

       appoints and authorizes Administrative Agent and Documentation Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to them by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agents (which term as used in this sentence and in Section 19.5 and the first sentence of
       Section 19.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;
       (b) shall not be responsible to Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Covered Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Covered Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Covered Person or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

       19.2. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Covered Person), independent accountants, and other experts selected by such Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 21.4 hereof. As to any matters not expressly provided for by this Agreement, an Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of Lenders; provided, however, that an Agent shall not be required to take any action that exposes such Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

       19.3. Employment of Agents and Counsel. Each Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Lender, except with respect to money or securities received by it or such agents or attorneys-in-fact, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall not be liable to any Lender for acting or failing to act based as advised by such counsel, except where doing so violates an express obligation of such Agent under the Loan Documents.


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

     19.4. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give notice thereof to Lenders. Administrative Agent shall (subject to Section 19.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders.

     19.5. Rights as Lender. With respect to its Commitment and the Loans made by it, each of NationsBank (and any successor acting as Administrative Agent) and SunTrust (and any successor acting as Documentation Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term Lender or Lenders shall, unless the context otherwise indicates, include an Agent in its individual capacity. Each of NationsBank (and any successor acting as Administrative Agent) and SunTrust (and any successor acting as Documentation Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Covered Person or any of such Covered Person's Subsidiaries or Affiliates as if it were not acting as an Agent, and each of NationsBank (and any successor acting as Administrative Agent) and SunTrust (and any successor acting as Documentation Agent) and its Affiliates may accept fees and other consideration from any Covered Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     19.6. Indemnification. Lenders agree to reimburse and indemnify each Agent (to the extent not reimbursed by Borrower under the terms hereof, but without limiting the obligations of the Borrower hereunder) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by such Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 21.5, to the extent that such Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive the termination of the Commitments and the payment in full of the Loans, whether or not indefeasible, and all other amounts payable under this Agreement.

     19.7. Notification of Lenders. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a Material Adverse Effect, including any Guarantor, to promptly notify Administrative Agent thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent

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

     gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that has or is reasonably likely to have a Material Adverse Effect, or (b) is otherwise delivered to Administrative Agent by Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Administrative Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

     19.8. Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent, Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Covered Persons and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Covered Person or any of its Subsidiaries or affiliates that may come into the possession of Administrative Agent or any of its affiliates.

     19.9. Resignation. Either Administrative Agent or Documentation Agent may resign as such at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor which in the case of Administrative Agent shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as such hereunder. After any retiring Agent's resignation hereunder, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such.

     19.10. Collections and Distributions to Lenders by Administrative Agent. Except as otherwise provided in this Agreement, all payments of interest, fees, principal and other amounts received by Administrative Agent for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the outstanding respective Loan Obligations at the time of such distribution on the same Business Day when received, unless received after 12:00 n. (Central Time) in which case they shall be so distributed by 12:00 n. (Central Time) on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid over promptly to Administrative Agent for distribution to Lenders as provided above in this Section. Such distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time.

20. Changes in Circumstances.

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

     20.1. Compensation for Increased Costs and Reduced Returns; Capital
     Adequacy.

          20.1.1. Increased Costs or Reduced Returns. If, after the Effective Date, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

               (i) subjects such Lender (or its Lending Office) to any Tax with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Lending Office) under this Agreement in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Lending Office);

               (ii) imposes, modifies, or deems applicable any reserve, special deposit, assessment, or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Lending Office), including the Commitment of such Lender hereunder; or

               (iii) imposes on such Lender (or its Lending Office) or the London interbank market any other condition affecting this Agreement, its Commitments or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Lending Office) under this Agreement or its Note with respect to any Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 20.5 shall be applicable); provided, however, that such suspension shall not affect the right of such Lender to receive the compensation so requested if such Lender has actually incurred such increased cost or suffered such reduction.

          20.1.2. Capital Adequacy. If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender within 5 days of such demand such additional amount or amounts as will compensate such Lender for such reduction.

          20.1.3. Notice to Borrower. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 20.1 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     20.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (i) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (ii) the Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

     then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or convert Alternate Base Rate Loans to Eurodollar Loans, and Borrower shall, on the last day of the then current Interest Period for each outstanding Eurodollar Loan either prepay such Loan or convert such Loan into an Alternate Base Rate Loan in accordance with the terms of this Agreement.

     20.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans or convert Alternate Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 20.5 shall be applicable).

     20.4. Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable determination of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

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

          (i) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

          (ii) any failure by Borrower for any reason to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

     If a Lender claims compensation under this Section 20.4, such Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by a Lender is not correct. Any compensation payable by Borrower to a Lender under this Section shall be payable without regard to whether such Lender has funded its pro rata share of any Eurodollar Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate.

     20.5. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Loan or to continue any Eurodollar Loan, or to convert any Alternate Base Rate Loan into an Eurodollar Loan is suspended pursuant to
     Section 20.1, 20.2, or 20.3 (Affected Loans), such Lender's Affected Loans shall be automatically and immediately be converted into Alternate Base Rate Loans on the last days of the then current Interest Periods therefor (or, in the case of a conversion required by Section 20.2, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 20.1, 20.2, or 20.3 that gave rise to such conversion no longer exist:

          (i) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall continue to be made and applied as provided for herein; and

          (ii) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Alternate Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Alternate Base Rate Loans.

     If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 20.1, 20.2, or 20.3 hereof that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 20.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the type of the Affected Loans made by other Lenders are outstanding, such Lender's Alternate Base Rate Loans shall be automatically converted, on the first day of the next succeeding Interest Period for such outstanding Loans of the type of the Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the type of the Affected Loans and by such Lender are held pro rata (as to principal amounts, type of interest, and Interest Periods) in accordance with their respective Commitments.

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

     20.6.Taxes.

          20.6.1. Gross-Up. Any and all payments by Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document is made free and clear of and without deduction for any Taxes, whether now or in the future imposed, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable is increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (Impositions). Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          20.6.2. Lenders' Undertakings.

          (i) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W8 or W9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any Governmental Authority (including any certificate required by

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

          Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Documents. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to this Section (unless such failure is due to a change in treaty or Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 20.6.1 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (ii) If Borrower is required to pay additional amounts to or for the account of any Lender or Administrative Agent pursuant to Section 20.6.1, then such Lender or the Administrative Agent shall use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be.

          20.6.3. Survival of Borrower's Obligations. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 20.6 shall survive the termination of the Commitments and the payment in full of the Notes.

     20.7. Usury. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 20.7, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 18.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 18.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in
     Section 18.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

21. General.

     21.1. Lenders' Right to Cure. Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Loan Advance to pay) any amount or do any act required of Borrower hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Administrative Agent's Security Interests therein for the benefit of Lenders, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, taxes or

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

     assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

     21.2. Rights Not Exclusive. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

     21.3. Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 21.5 and 21.6, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

     21.4. Assignments and Participations.

          21.4.1. Permitted Assignments. At any time after the Effective Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it, its Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

               21.4.1.1. Borrower Consent. If there is no Existing Default, Borrower shall have consented to such assignment by written notice to Administrative Agent and the assigning Lender, which consent shall not be unreasonably withheld. If there is an Existing Default, no consent from Borrower shall be required.

               21.4.1.2. Administrative Agent Acceptance. Administrative Agent shall have accepted the assignment, which acceptance shall not be unreasonably withheld.

               21.4.1.3. Constant Percentage. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

               21.4.1.4. Assignment Form. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as Exhibit 21.4.1 together with any Note subject to such assignment and pay to Administrative Agent a processing fee of $3,500.

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

          21.4.1.5. Minimum. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Loan Commitment, Term Loan Commitment, and Letter of Credit Commitment) is $10,000,000 or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates, or between one Lender and another Lender or an assignment of all of a Lender's rights and obligations under this Agreement.

          21.4.1.6. Office in United States. The assignee shall have an office located in the United States and is otherwise an Eligible Assignee.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to the exemption from deduction or withholding of Taxes in accordance with Section 20.6.

     21.4.2. Mandatory Assignments. If a Lender fails to perform its obligation hereunder to fund an Advance requested by Borrower as provided herein and as a result thereof Borrower incurs any liability under Section 8.5, and if there is no Existing Default and all conditions to such Advance have been satisfied, then, subject to the other requirements of this Section 21.4 which are not contrary to this Section 21.4.2, Borrower may, at its own expense, require such Lender to assign all of its rights and obligations under this Agreement (except for rights to be indemnified for actions taken while a Lender hereunder) to an Eligible Assignee identified by Borrower if
     (a) such Eligible Assignee is ready, willing and able to become an assignee thereof and assume such assigned obligations; (b) subject to the other requirements of this Section 21.4, Borrower or such Eligible Assignee, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and (c) such assignment of the rights and obligations of such Lender does not conflict with any applicable Law.

     21.4.3. Consequences and Effect of Assignments. Beginning on the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement.

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

     21.4.4. Agreement of Assignor and Assignee. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

     21.4.5. Notice to Borrower of Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. Borrower shall be deemed to have consented to such assignment if Borrower fails to give contrary notice to Administrative Agent within one Business Day after Administrative Agent has given notice thereof to Borrower. If Borrower consents or is deemed to have consented to such assignment, Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes after having consented or being deemed to have consented to the assignment, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising such power in any instance.

     21.4.6. Assignment to Federal Reserve Bank. Notwithstanding any other provision in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     21.4.7. Register. Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance which meets the requirements in

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

     Section 21.4.1 and a register for the recordation of the names and addresses of the Persons who are Lenders and the Commitment of, and principal amount of Loans owing to, each Lender from time to time. The entries in the register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     21.4.8. Information. Any Lender or Administrative Agent may furnish any information concerning the Borrower, any other Covered Person or any of their Subsidiaries in the possession of such Lender or Administrative Agent, as the case may be, from time to time to assignees and participants (including prospective assignees and participants).

     21.4.9. Sale of Participations. Each Lender may sell participations to one or more Persons (other than Borrower or an Affiliate of Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
     Section 20 and the right of set-off contained in Section 18.3.3, (iv) the amount of the participation shall be in a minimum amount of $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment (except that no such minimum amount shall apply to participations between Lenders or between a Lender and any of its Affiliates; and (v) Borrower, the other Lenders and Administrative shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans, Advances and Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (it being understood that this shall not affect any rights of such Lender or its participant as between each other with respect to amendments, modifications, or waivers that (i) decrease the amount of principal of the Loans, (ii) reduce the rate at which interest is payable on the Loans, or (iii) extend the final maturity of the Notes, or
     (iv) increase its Commitment if such increase is to be shared by any such Participant).

     21.4.10. Information. Any Lender or Administrative Agent may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender or Administrative Agent, as the case may be, from time to time to assignees and participants (including prospective assignees and participants).

21.5. Payment of Expenses. Borrower agrees to pay or reimburse to Administrative Agent and Documentation Agent all of their reasonable out-of-pocket costs incurred in connection with: their due diligence review before execution of the Loan Documents; the negotiation and preparation of proposals, a commitment letter and the Loan Documents; the syndication of the Loans; the administration of this Agreement, the Loan Documents, the Loans and the Letters of Credit; the perfection of Administrative Agent's Security Interests in the Collateral; the interpretation of any of the Loan Documents; the enforcement of Administrative Agent's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment

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

of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Administrative Agent's and Documentation Agent's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Administrative Agent: the cost of searches for Security Interests and judgments existing against Covered Persons; recording and filing fees; recording taxes, appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs that Borrower is obligated to pay or reimburse to Administrative Agent or Documentation Agent are Loan Obligations secured by the Security Documents and are payable by Borrower on demand of Administrative Agent or Documentation Agent, as applicable.

21.6. General Indemnity.

     21.6.1. Obligation to Indemnify. Borrower agrees to indemnify and hold harmless Administrative Agent, Documentation Agent, each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an Indemnified Party) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, or the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Administrative Agent, Documentation Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, arising out of or

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

     relating to the Acquisition Documents or enforcement by Administrative Agent or Documentation Agent of any of its rights with respect thereto.

     21.6.2. Survival. The obligations of Borrower under this Section 21.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, the indefeasible full payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

     21.6.3. Savings Clause. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

21.7. Letters of Credit. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Letter of Credit Issuer, Administrative Agent nor any Lender nor any of their respective directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Letter of Credit Issuer against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Letter of Credit Issuer would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

21.8. Changes in Accounting Principles. If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

21.9. Loan Records. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Administrative Agent normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Administrative Agent's and any Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument.

     21.10. Other Security and Guaranties. Administrative Agent or any Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

22. Miscellaneous.

     22.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Administrative Agent or any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

     22.2. Amendments and Modifications; Waivers and Consents. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Required Lenders. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing notwithstanding, unless signed by authorized officers of Borrower and all Lenders, no such amendment, modification, waiver or consent shall (i) change any Commitment of any Lender or subject any Lender or the Letter of Credit Issuer to a greater obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal, interest fees or other amounts payable to any Lender under the Loan Documents (including, without limitation, the Maturity Date or the Maturity Date), (iv) change the provisions of Section 19 to the detriment of any Lender, (v) change the definition of Required Lenders herein, (vi) change the provisions of this Section, (vii) release substantially all of the Collateral or release any Covered Person or any material Guarantor from its obligations under the Loan Documents, or (viii) change any provisions of this Agreement requiring ratable distributions to Lenders. In addition, no such amendment shall change the definition of Borrowing Base in Section 3.1.2 unless signed by authorized officers of Borrower and of Required Lenders. No notice to or demand on Borrower in any instance shall entitle Borrower to any other or further notice or demand in another similar or different instance. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

     22.3. Rights Cumulative. Each of the rights and remedies of Administrative Agent and Lenders under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

     22.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions in Section 21.4, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and Required Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

     22.5. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     22.6. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     22.7. Governing Law; No Third Party Rights. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of rights of Administrative Agent and Lenders in Collateral located in a State other that the State of Missouri shall be governed by the Laws of such State. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     22.8. Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     22.9. No Other Agreements. There are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

     22.10. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     22.11. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR ANY LENDER'S OPTION, BY SERVICE UPON PRENTICE HALL CORP. SYSTEM, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. ADMINISTRATIVE AGENT OR SUCH LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS

     SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     22.12. JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     22.13. Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

     22.14. Statutory Notice-Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan
     Documents:

     UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

     22.15. Statutory Notice-Oral Commitments. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers on February 2, 1998.


Davel Communications Group, Inc.          NationsBank, N.A., as Administrative
by its  Chairman                          Agent and a Lender
       --------------------------         by its  Vice President
                                                 ----------------------------

Name:  /s/ David Hill                     Name:  /s/ Eric Gudmestad
      -------------------------------           --------------------------------

Notice Address:                           Notice Address:

601 West Morgan Street                    800 Market Street
Jacksonville, IL  62651                   St. Louis, MO  63101
Attn:  Michael E. Hayes or Theodore C.    Attn: Eric A. Gudmestad
       Rammelkamp

FAX #  (217) 243-6016                     FAX #  (314) 466-6499
TEL #  (217) 243-4391                     TEL #  (314) 466-6456


LaSalle National Bank, as a Lender        SunTrust Bank, Tampa Bay, as
By its  Assistant Vice President          Documentation Agent and a Lender
       --------------------------         by its  1st Vice President
                                                 --------------------------


Name:  Andrew Dawson                      Name:  /s/ Jeff Ferry
      -------------------------------           --------------------------------

Notice Address:                           Notice Address:

211 North Broadway, Suite 2140            401 East Jackson Street
St. Louis, MO  63102                      Corporate Banking, 20th Floor
                                          Tampa Bay, FL  33601


FAX #  (314) 621-1612                     FAX #  (813) 224-2283
TEL #  (314) 621-5303                     TEL #  (813) 224-2502

                                  EXHIBIT 2.1

                      GLOSSARY AND INDEX OF DEFINED TERMS


ACCOUNT - as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

ACCOUNT DEBTOR - the obligor on any Account.

ADJUSTED ALTERNATE BASE RATE - as defined in Section 4.2.

ADJUSTED EURODOLLAR RATE - as defined in Section 4.2.

ADMINISTRATIVE AGENT - NationsBank in its capacity as Administrative Agent under this Agreement, and its successors and assigns in such capacity.

ADVANCE - a Term Loan Advance or a Revolving Loan Advance.

ADVANCE DATE - the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFILIATE - with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

AGENT - either Administrative Agent, Documentation Agent, or Co-Agent.

AGGREGATE COMMITMENT - either the Aggregate Revolving Loan Commitment or the Aggregate Term Loan Commitment.

AGGREGATE LOAN - either the Aggregate Revolving Loan or the Aggregate Term Loan.

AGGREGATE REVOLVING LOAN - the from time to time outstanding principal balance of all Revolving Loan Advances.

AGGREGATE REVOLVING LOAN COMMITMENT - the aggregate commitments of Lenders as stated in Section 3.1.1 to fund Revolving Loan Advances, as it may be changed as provided herein.

AGGREGATE TERM LOAN - the from time to time outstanding principal amount of the Aggregate Term Loan Advances.

AGGREGATE TERM LOAN COMMITMENT - the aggregate commitments of Lenders as stated in Section 3.2.1 to fund Term Loan Advances, as it may be changed as provided herein.

ANNIVERSARY DATE - each annual anniversary of the Execution Date.

ASBESTOS MATERIAL - either asbestos or asbestos-containing materials.

ASSIGNED COLLATERAL - any tangible or intangible property of Borrower, now owned or hereafter acquired, other than the Real Property Collateral and the Personal Property Collateral, in which Lender holds or will hold a Security Interest under a Collateral Assignment to secure payment or performance of any of the Loan Obligations as required or contemplated under Section 9.4, and all proceeds thereof.

ALTERNATE BASE RATE - as defined in Section 4.2.

ALTERNATE BASE RATE ADVANCE - an Advance that will become an Alternate Base Rate Loan.

ALTERNATE BASE RATE INCREMENT - as defined in Section 4.2 and determined under
Section 6.

ALTERNATE BASE RATE LOAN - any portion of a Loan on which interest accrues at the Alternate Base Rate.

BENEFICIAL OWNER - as defined in Rule 13-D-3 of the Securities and Exchange Commission.

BORROWER ACCOUNT - any account maintained by Borrower or any of its Domestic Subsidiaries with Administrative Agent.

BORROWING BASE - as defined in Section 3.1.2.

BORROWING BASE CERTIFICATE - the certificate required to be delivered to Lender as provided in Section 15.14.1.

BORROWING OFFICER - each officer of Borrower who is authorized to submit a request for an Advance or the issuance of a Letter of Credit on behalf of Borrower.

BUSINESS DAY - a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Missouri.

CAPITAL EXPENDITURE - an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.

CAPITAL LEASE - any lease that has been or should be capitalized under GAAP.

CCI - Communications Central, Inc.

CCI ACQUISITION - the acquisition of CCI by Borrower pursuant to the CCI Acquisition Documents.

CCI ACQUISITION DOCUMENTS - the Agreement and Plan of Merger between Borrower and CCI dated November 24, 1997, all other documents and instruments executed and delivered by Borrower or CCI or any of their Subsidiaries as contemplated therein and all legal opinions and reliance letters delivered in connection therewith if any.

CHARTER DOCUMENTS - the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

CLAIMS ACT - the Assignment of Claims Act of 1940.

CO-AGENT - LaSalle National Bank.

COBRA - the Consolidated Omnibus Budget Reconciliation Act.

CODE - the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

COLLATERAL - all of the Real Property Collateral, the Personal Property Collateral, the Assigned Collateral, and other property in which Administrative Agent or a Lender has a Security Interest to secure payment or performance of the Loan Obligations and all proceeds thereof.

COLLATERAL ASSIGNMENT - any of the collateral assignments required or contemplated under Section 9.4 to be executed and delivered to Lender.

COMMITMENT - either the Term Loan Commitment or Revolving Loan Commitment of a Lender or the Letter of Credit Commitment of Letter of Credit Issuer.

COMMONLY CONTROLLED ENTITY - a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

CONTRACT - any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

DEFAULT - any of the events listed in Section 18.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

DEFAULT RATE - the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in Section 18.1.

DIAL-AROUND ACCOUNT - an Account due from a telecommunications carrier or other provider of telecommunications services for a call placed by a user of a telecommunications instrument of a Covered Person by dialing a number in the pattern 1-800-XXX-XXXX, 1-888-XXX-XXXX, 10XXX or similar dialing pattern without deposit of coin or other prepayment for the call by such user.

DISCLOSURE SCHEDULE - the disclosure schedule of Borrower attached hereto as
Exhibit 13.

DOL - the United States Department of Labor.

DOLLARS and the sign $ - lawful money of the United States.

DOMESTIC SUBSIDIARY - any Subsidiary of a Person that has been incorporated or organized under the laws of the United States or any state or territory thereof. References herein to Domestic Subsidiaries of Borrower includes Subsidiaries of CCI that have been incorporated or organized under the laws of the United States or any state or territory thereof.

EBITDA is defined in Section 17.

EFFECTIVE DATE - the date when this Agreement is effective as provided in
Section 1.

ELIGIBLE ASSIGNEE - means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by Administrative Agent; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

ENCUMBRANCE - as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

ENVIRONMENTAL LAW - the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

EPA - the United States Environmental Protection Agency.

ERISA - the Employee Retirement Income Security Act of 1974.

ERISA AFFILIATE - as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under (S)414(b), (c), (m) or
(o) of the Code or applicable Treasury Regulations.

EURODOLLAR ADVANCE - an Advance that will become a Eurodollar Loan.

EURODOLLAR INCREMENT - as defined in Section 4.2 and determined under Section 6.

EURODOLLAR LOAN - any portion of an Aggregate Loan on which interest accrues at the Adjusted Eurodollar Rate.

EURODOLLAR RATE - for the applicable Interest Period, the interest rate per annum equal to the quotient of

     (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Administrative Agent as appearing on Dow Jones Market Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term Eurodollar Rate shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%)), divided by

     (ii) an amount equal to one minus the maximum rate (expressed as a decimal) at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the FRB or any other Governmental Authority to which any Lender is subject (or any successor) against, including, in the case of Eurodollar Loans, Eurocurrency liabilities (as such term is used in Regulation D). Without limiting the effect of the foregoing, the reserve requirement shall reflect any other reserves required to be maintained by any Lender with respect to any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or any category of extensions of credit or other assets which include Eurodollar Loans. (The entire amount of a Eurodollar Loan shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for pro ration, exceptions or setoffs which may be available from time to time to any Lender under Regulation D.) The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements, except with respect to outstanding Eurodollar Loans.

EVENT OF DEFAULT - any of the events described as Events of Default in Section 18.1.

EXECUTION DATE - the date when this Agreement has been executed.

EXISTING DEFAULT - a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Administrative Agent.

FEDERAL FUNDS RATE - for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

FINANCIAL STATEMENTS - the most recent of the financial statements required to be furnished to Administrative Agent under Section 15.12 of this Agreement.

FIRST TIER FOREIGN SUBSIDIARY - a Foreign Subsidiary of Borrower at least 80% of whose stock is owned directly by Borrower.

FRB - the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

FRONTING FEE - the fee payable to Letter of Credit Issuer as required in Section 5.2.

FOREIGN SUBSIDIARY - any Subsidiary other than a Domestic Subsidiary.

GAAP - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

GOVERNMENT CONTRACT - as to any Person, any contract of such Person with any Governmental Authority.

GOVERNMENTAL AUTHORITY - the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

GROUP - as used in Regulation 13-D issued by the Securities and Exchange Commission.

GUARANTOR - each of the Persons required under this Agreement to execute and deliver to Administrative Agent for the benefit of Lenders a guaranty of part or all of the Loan Obligations.

GUARANTY - each guaranty of part or all of the Loan Obligations executed and delivered to Administrative Agent for the benefit of Lenders by any Guarantor.

HAZARDOUS MATERIAL - any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law or regulation), including asbestos material. HAZARDOUS MATERIAL does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or asbestos material which is not friable.

INDEBTEDNESS - as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. INDEBTEDNESS also includes any other Obligation that either (i) is non-contingent and liquidated in amount (other than amounts payable under leases that are not Capital Leases) or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

INDIRECT OBLIGATION - as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument (e) any Obligation of such Person as a surety; and (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term INDIRECT OBLIGATION does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INITIAL FINANCIAL STATEMENTS - the financial statements of Borrower referred to in Section 11.1.2.

INSURANCE/CONDEMNATION PROCEEDS - insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

INTELLECTUAL PROPERTY - as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person.

INTELLECTUAL PROPERTY ASSIGNMENT - each assignment of Intellectual Property that Borrower executes and delivers to Administrative Agent for the benefit of Lenders, either on or after the Execution Date.

INTEREST PERIOD - the period during which a particular Adjusted Eurodollar Rate applies to a Eurodollar Loan, as selected by Borrower as provided in Section 4.4.

INVENTORY - goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

INVESTMENT - (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or
(d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS - the Internal Revenue Service.

LAW - any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER - any one of the Persons who are signatories to this Agreement and obligated as lenders, or any Person who takes an assignment from any of such signatories of all or a portion of its rights and obligations as a lender under this Agreement pursuant to Section 21.4.1 and an Assignment and Acceptance as provided therein.

LENDERS' EXPOSURE - the sum of the Aggregate Revolving Loan Commitment, the Aggregate Term Loan and the Letter of Credit Exposure.

LENDING OFFICE - means, for each Lender and for each Loan, the office of such Lender (or of an affiliate of such Lender) designated for such Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as Administrative Agent or such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

LETTER OF CREDIT - any standby or commercial (documentary) letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment.

LETTER OF CREDIT COMMITMENT - the commitment of the Letter of Credit Issuer to issue Letters of Credit as provided in Section 3.3.

LETTER OF CREDIT EXPOSURE - the undrawn amount of all outstanding Letters of Credit issued under the Letter of Credit Commitment plus all amounts drawn on such letters of credit and not yet reimbursed by Borrower.

LETTER OF CREDIT ISSUER - the Lender that has committed in Section 3.3 to issue Letters of Credit.

LOAN - a Revolving Loan or a Term Loan.

LOAN DOCUMENTS - this Agreement, the Notes, the Guaranties, the Security Documents, any reimbursement agreement between Borrower and the Letter of Credit Issuer and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

LOAN OBLIGATIONS - all of Borrower's Indebtedness owing to Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, and all other obligations and liabilities of Borrower to Administrative Agent or Lenders under the Loan Documents and all Rate Hedging Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower, Administrative Agent or Lenders in the Loan Documents.

MATERIAL ADVERSE EFFECT - as to any Covered Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, assets, operations, or financial condition of Borrower and all Covered Persons, taken as a whole.

MATERIAL AGREEMENT - as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LAW - any separately enforceable provision of a Law whose violation by a Person has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LICENSE - (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person has or is reasonably likely to have a Material Adverse Effect, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION - an Obligation of any Covered Person which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect.

MATERIAL PROCEEDING - any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person or a Guarantor as a party or any property of Covered Person or a Guarantor, and has or is reasonably likely to have a Material Adverse Effect if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person or any Guarantor of any Material Law. The pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of the Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, shall not constitute a Material Proceeding.

MATURITY - as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MATURITY DATE - the date when Borrower must repay the amount of Aggregate Revolving Loan and Aggregate Term Loan then outstanding as provided in Section 7.1.2.

MAXIMUM AVAILABLE AMOUNT - the maximum Dollar amount available for Revolving Loan Advances on any date as limited in Section 3.1.2 as it may be changed as provided herein.

MORTGAGE - any deed of trust or mortgage or leasehold deed of trust or mortgage required or contemplated under Section 9.1 to be executed and delivered to Lender.

MULTI-EMPLOYER PLAN - a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

NOTE - any Revolving Note or Term Note.

OBLIGATION - as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

OPERATING LEASE - any lease that is not a Capital Lease.

OPERATOR SERVICE ACCOUNT - An Account due from either a telecommunications carrier or billing and clearing agent for a telecommunications carrier for an operator assisted call placed by a user of a telecommunications instrument of Borrower.

PBGC - the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN - any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans, in each case in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

PERMITTED DISTRIBUTION - any Distribution permitted under Section 16.9.

PERMITTED ENCUMBRANCE - any encumbrance on the Real Property Collateral that is acceptable to Lenders in their reasonable discretion.

PERMITTED INDEBTEDNESS - any Indebtedness that is permitted under Section 16.2.

PERMITTED INDIRECT OBLIGATION - any Indirect Obligation that is permitted under
Section 16.4.

PERMITTED INVESTMENT - any Investment that is permitted under Section 16.1.

PERMITTED SECURITY INTEREST - any Security Interests that is permitted under
Section 16.5.

PERSON - any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

PERSONAL PROPERTY COLLATERAL - all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, in which Administrative Agent at any time holds a Security Interest for the benefit of Lenders.

PRIME RATE - means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

RATE HEDGING OBLIGATION - any and all obligations of Borrower and/or any other Covered Person to Administrative Agent or any Lender whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate swap agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

REAL PROPERTY COLLATERAL - all real property of Borrower, whether now owned or hereafter acquired, in which Lender holds or will hold Security Interest to secure the payment or performance of any of the Loan Obligations as required or contemplated under Section 9.1, and all income therefrom and proceeds thereof.

REPORTABLE EVENT - a reportable event as defined in Title IV of ERISA or the regulations thereunder.

REPRESENTATIONS AND WARRANTIES - The representations and warranties made by any Covered Person with respect to itself and any other Covered Persons in Section 13, and the representations and warranties made in any other Loan Document or certificate, report, opinion or other document delivered by Borrower, any Guarantor or any other Covered Person pursuant to the Loan Documents, as such representations and warranties are modified from time to time as provided in
Section 14.

REQUIRED LENDERS - is defined in Section 2.5.

RESPONSIBLE OFFICER - as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

REVOLVING LOAN - any Lender's pro rata share of the Aggregate Revolving Loan.

REVOLVING LOAN ADVANCE - an Advance by Administrative Agent that is to be funded by Lenders under the Aggregate Revolving Loan Commitment.

REVOLVING LOAN COMMITMENT - the commitment of each Lender as stated in Section
3.1.1. to fund Revolving Advances.

REVOLVING NOTE - any note delivered to a Lender as required by Section 3.1.3 to evidence Borrower's obligation to repay such Lender's Revolving Loan.

SECURITY AGREEMENT - any security agreement required or contemplated under
Section 9.2 to be executed and delivered to Administrative Agent for the benefit of Lenders.

SECURITY DOCUMENTS - all of the documents required or contemplated to be executed and delivered to Administrative Agent for the benefit of Lenders under
Section 9, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including any such documents listed on
Exhibit 11.1.1 and any similar documents at any time executed and delivered to Administrative Agent for the benefit of Lenders from time to time, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations.

SECURITY INTEREST - as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

SOLVENT - as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes,
(ii) such Person not having unreasonably small capital, within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

STOCK PLEDGE AGREEMENT - any stock pledge agreement required or contemplated under Section 9.3 to be executed and delivered to Administrative Agent for the benefit of Lenders.

SUBSIDIARY - as to any Person, another Person with respect to which more than 20% of the outstanding shares of stock or other equity interests of each class is at the time owned by such Person or by one or more Subsidiaries of such Person. References to Subsidiaries of Borrower herein include CCI and its Subsidiaries.

TAMPA LEASE - the Lease Agreement dated July 15, 1992, between Anderson/Tampa
(II) Joint Venture, as Lessor, and Telaleasing Enterprises, Inc., as Lessee, for the real property commonly known as 1429 Massaro Blvd., Tampa, FL 33619.

TAX - as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge levied by a Governmental Authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

TERM LOAN - any Lender's pro rata share of the Aggregate Term Loan.

TERM LOAN ADVANCE - an Advance by Administrative Agent that is to be funded by Lenders under the Aggregate Term Loan Commitment.

TERM LOAN COMMITMENT - the commitment of each Lender as stated in Section 3.2 to fund Term Loan Advances.

TERM NOTE - any note delivered to a Lender as required by Section 3.2.2 to evidence Borrower's obligation to repay such Lender's Term Loan.

TOTAL FUNDED DEBT is defined in Section 17.

THIS AGREEMENT this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

UCC - the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

UNITED STATES - when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

WAGE AND HOUR LAWS - the Davis-Bacon Act, the Service Contract Act, the Contract Work Hours & Safety Standards Act and any other federal Law governing wage compensation or hours of work.

WELFARE BENEFIT PLAN - any plan described by Section 3(1) of ERISA.